Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE EASTERN DISTRICT OF VIRGINIA

RICHMOND DIVISION

In re:	)	Case No. 07-33849
	)	Jointly Administered
MOVIE GALLERY, INC., et al.,[1]	)	Chapter 11
	)	Hon. Douglas O. Tice, Jr.
Debtors.	)
)

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF MOVIE GALLERY, INC. AND ITS

DEBTOR SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Richard M. Cieri (NY 4207122)	Michael A. Condyles (VA 27807)
KIRKLAND & ELLIS LLP	Peter J. Barrett (VA 46179)
Citigroup Center	KUTAK ROCK LLP
153 East 53rd Street	Bank of America Center
New York, New York 10022-4611	1111 East Main Street, Suite 800
Telephone: (212) 446-4800	Richmond, Virginia 23219-3500
Telephone: (804) 644-1700
and

Anup Sathy, P.C. (IL 6230191)
Marc J. Carmel (IL 6272032)
Ross M. Kwasteniet (IL 6276604)
KIRKLAND & ELLIS LLP
200 East Randolph Drive
Chicago, Illinois 60601-6636
Telephone: (312) 861-2000

Co-Counsel to the Debtors

Dated: February 15, 2008

[1]	The Debtors in these proceedings are: Movie Gallery, Inc.; Hollywood Entertainment Corporation; M.G. Digital, LLC; M.G.A. Realty I, LLC; MG Automation LLC; and Movie Gallery US, LLC.

TABLE OF CONTENTS

ARTICLE I. RULES OF INTERPRETATION, COMPUTATION OF TIME, GOVERNING LAW AND DEFINED TERMS		1
A.	Rules of Interpretation, Computation of Time and Governing Law	1
B.	Defined Terms	1

ARTICLE II. ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS		15
A.	Administrative Claims	15
B.	DIP Credit Agreement Claims	16
C.	Bar Date for Cure Claims	16
D.	Priority Tax Claims	16

ARTICLE III. CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS		17
A.	Summary	17
B.	Classification and Treatment of Claims and Equity Interests	17
C.	Intercompany Claims	22
D.	Special Provision Governing Unimpaired Claims	23
E.	Special Provisions Regarding the Treatment of Allowed Secondary Liability Claims	23
F.	Discharge of Claims	23
G.	Operation of Cash-Out Election	23

ARTICLE IV. ACCEPTANCE OR REJECTION OF THE PLAN		24
A.	Presumed Acceptance of Plan	24
B.	Voting Classes	24
C.	Acceptance by Impaired Classes of Claims	24
D.	Presumed Rejection of Plan	24
E.	Cramdown	24

ARTICLE V. MEANS FOR IMPLEMENTATION OF THE PLAN		24
A.	Corporate Existence	24
B.	Creation of MG Real Estate	24
C.	Vesting of Assets in the Reorganized Debtors	25
D.	Intercompany Interests	25
E.	Exit Facility	25
F.	Rights Offering	25
G.	New Common Stock	25
H.	Warrants	25
I.	Amended and Restated First Lien Credit Agreement	25
J.	Amended and Restated Second Lien Credit Agreement	26
K.	Second Lien Conversion Equity Allocation	26
L.	Cash-Out Election	26
M.	Director and Officer Liability Insurance	26
N.	Management and Director Equity Incentive Programs	26
O.	Sources of Cash for Plan Distributions	26
P.	Securities Registration Exemption	26
Q.	Issuance and Distribution of the New Common Stock and Warrants	27
R.	Registration of Certain New Common Stock	27
S.	Listing of New Common Stock	27
T.	Release of Liens, Claims and Equity Interests	27
U.	Certificate of Incorporation and Bylaws	28
V.	Directors and Officers of Reorganized Movie Gallery	28
W.	Litigation Trust	28
X.	Creation of Retained Professional Escrow Account	30

i

Y.	Effectuating Documents; Further Transactions; Exemption from Certain Transfer Taxes	30
Z.	Cancellation of Notes and Equity Interests	30
AA.	Discharge of Obligations Under the First Lien Credit Facilities and Second Lien Credit Agreement	31

ARTICLE VI. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		31
A.	Assumption and Rejection of Executory Contracts and Unexpired Leases	31
B.	Claims on Account of the Rejection of Executory Contracts or Unexpired Leases	33
C.	Procedures for Counterparties to Executory Contracts and Unexpired Leases Assumed Pursuant to the Plan	34

ARTICLE VII. PROVISIONS GOVERNING DISTRIBUTIONS		36
A.	Distributions for Claims Allowed as of the Effective Date	36
B.	Distributions on Account of Claims Allowed After the Effective Date	36
C.	Delivery and Distributions and Undeliverable or Unclaimed Distributions	37
D.	Compliance with Tax Requirements/Allocations	39
E.	Timing and Calculation of Amounts to Be Distributed	39
F.	Setoffs	40
G.	Surrender of Canceled Instruments or Securities	40

ARTICLE VIII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED AND DISPUTED CLAIMS		40
A.	Resolution of Disputed Claims	40
B.	Disallowance of Claims	41
C.	Amendments to Claim	42

ARTICLE IX. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN		42
A.	Conditions Precedent to Confirmation	42
B.	Conditions Precedent to Consummation	42
C.	Waiver of Conditions	43
D.	Effect of Non Occurrence of Conditions to Consummation	43

ARTICLE X. SETTLEMENT, RELEASE, INJUNCTION AND RELATED PROVISIONS		43
A.	Compromise and Settlement	43
B.	Debtor Release	44
C.	Third Party Release	45
D.	Exculpation	45
E.	Indemnification	46
F.	Preservation of Rights of Action	46
G.	Injunction	47
H.	Sopris Release	48

ARTICLE XI. BINDING NATURE OF PLAN		49

ARTICLE XII. RETENTION OF JURISDICTION		49

ARTICLE XIII. MISCELLANEOUS PROVISIONS		50
A.	Dissolution of Committee	50
B.	Payment of Statutory Fees	51
C.	Payment of Fees and Expenses of Sopris	51
D.	Payment of Fees and Expenses of First Lien Agents	51
E.	Payment of Fees and Expenses of Second Lien Administrative Agent, Second Lien Collateral Agent and Indenture Trustees	51
F.	Modification of Plan	51
G.	Revocation of Plan	51

ii

H.	Successors and Assigns	52
I.	Reservation of Rights	52
J.	Section 1146 Exemption	52
K.	Financial Reporting	52
L.	Further Assurances	52
M.	Severability	52
N.	Service of Documents	53
O.	Filing of Additional Documents	53

iii

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF MOVIE GALLERY, INC. AND ITS

DEBTOR SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Movie Gallery, Inc. and its Debtor-subsidiaries in the above-captioned chapter 11 cases hereby respectfully propose the following joint plan of reorganization under chapter 11 of the Bankruptcy Code:

ARTICLE I.

RULES OF INTERPRETATION, COMPUTATION OF TIME,

GOVERNING LAW AND DEFINED TERMS

A.	Rules of Interpretation, Computation of Time and Governing Law

1. For purposes herein: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference herein to a contract, lease, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (c) any reference herein to an existing document or exhibit having been Filed or to be Filed shall mean that document or exhibit, as it may thereafter be amended, modified or supplemented; (d) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (e) unless otherwise stated, the words ‘‘herein,’’ “hereof” and ‘‘hereto’’ refer to the Plan in its entirety rather than to a particular portion of the Plan; (f) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (g) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (h) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

2. The provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein.

3. Except to the extent that the Bankruptcy Code or Bankruptcy Rules apply, and subject to the provisions of any contract, lease, instrument, release, indenture or other agreement or document entered into in connection herewith, the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the state of New York, without giving effect to the principles of conflict of laws thereof.

B.	Defined Terms

Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form herein:

1. “9.625% Senior Subordinated Note Claim” means any Claim derived from or based upon the 9.625% Senior Subordinated Notes Indenture.

2. “9.625% Senior Subordinated Notes” means the 9.625% Senior Subordinated Notes due March 15, 2011, issued by Hollywood Entertainment Corporation and guaranteed by Hollywood Management Company pursuant to the 9.625% Senior Subordinated Notes Indenture.

3. “9.625% Senior Subordinated Notes Indenture” means that certain Indenture, dated as of January 25, 2002, among Hollywood Entertainment Corporation, as issuer, Hollywood Management Company, as guarantor, and BNY Western Trust Company, as trustee, as amended by the supplemental indenture dated as of December 18, 2002.

4. “9.625% Senior Subordinated Notes Trustee” means BNY Western Trust Company.

5. “11% Senior Note Claim” means any Claim derived from or based upon the 11% Senior Notes and 11% Senior Notes Indenture.

6. “11% Senior Notes” means the 11% Senior Unsecured Notes due May 1, 2012, issued by Movie Gallery, Inc. pursuant to the 11% Senior Notes Indenture and guaranteed by each of the domestic subsidiaries of Movie Gallery, Inc.

7. “11% Senior Notes Indenture” means that certain Indenture, dated as April 27, 2005, among Movie Gallery, Inc., as issuer, Movie Gallery US, Inc., Movie Gallery Services, Inc., Movie Gallery Licenses, Inc., Movie Gallery Finance Inc., Movie Gallery Asset Management, Inc., M.G.A. Realty I, LLC, M.G. Digital, LLC, Hollywood Entertainment Corporation and Hollywood Management Company, as guarantors, and SunTrust Bank, as trustee.

8. “11% Senior Notes Trustee” means U.S. Bank National Association, as successor to SunTrust Bank, as trustee.

9. “Accommodation Agreement” means an agreement between the Debtors and a major Studio, as authorized by the Studio Order.

10. “Accrued Professional Compensation” means, at any given moment, all accrued, contingent and/or unpaid fees and expenses (including, without limitation, success fees and Allowed Professional Compensation) for legal, financial advisory, accounting and other services and reimbursement of expenses that are awardable and allowable under sections 328, 330(a) or 331 of the Bankruptcy Code or otherwise rendered prior to the Confirmation Date by any Retained Professionals in the Chapter 11 Cases, or that are awardable and allowable under section 503 of the Bankruptcy Code for the Committee, that the Bankruptcy Court has not denied by a Final Order, to the extent that any such fees and expenses have not been previously paid regardless of whether a fee application has been Filed for any such amount. To the extent that the Bankruptcy Court or any higher court denies or reduces by a Final Order any amount of a Retained Professional’s fees or expenses or Committee Member’s expenses, then those reduced or denied amounts shall no longer constitute Accrued Professional Compensation.

11. “Adjusted Equity Value” means an amount equal to the Pre-Money Equity Value plus the Allowed Sopris Second Lien Claims plus the Rights Offering Amount plus the Rights Offering Commitment Fee.

12. “Administrative Claim” means any Claim for costs and expenses of administration of the Estates under sections 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, without limitation: (a) the actual and necessary costs and expenses incurred after the Commencement Date of preserving the respective Estates and operating the businesses of the Debtors; (b) Allowed Professional Compensation; (c) all fees and charges assessed against the Estates under chapter 123 of title 28 of the United States Code, 28 U.S.C. §§ 1911-1930; (d) Allowed reimbursable expenses of Committee Members; (e) obligations under Accommodation Agreements; and (f) claims under section 503(b)(9) of the Bankruptcy Code. Administrative Claims do not include DIP Credit Agreement Claims, which are separately treated under the Plan.

13. “Affiliate” has the meaning set forth at section 101(2) of the Bankruptcy Code.

14. “Allowed” means, with respect to Claims: (a) any Claim, proof of which is timely Filed by the applicable Claims Bar Date (or which by the Bankruptcy Code or Final Order is not or shall not be required to be Filed); (b) any Claim that is listed in the Schedules as of the Effective Date as not contingent, not unliquidated and not disputed, and for which no Proof of Claim has been timely Filed; or (c) any Claim Allowed pursuant to the Plan; provided, however, that with respect to any Claim described in clauses (a) or (b) above, such Claim shall be considered Allowed only if and to the extent that with respect to any Claim no objection to the allowance thereof has been interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court or such an objection is so interposed and the Claim shall have been Allowed for distribution purposes only by a Final Order. Any Claim that has been or is hereafter listed in the Schedules as contingent, unliquidated or disputed, and for which no Proof of Claim has been timely Filed, is not considered Allowed and shall be expunged without further action by the Debtors or the Reorganized Debtors and without any further notice to or action, order or approval of the Bankruptcy Court.

15. “Allowed Professional Compensation” means all Accrued Professional Compensation allowed or awarded by a Final Order of the Bankruptcy Court or any other court of competent jurisdiction.

16. “Amended and Restated First Lien Credit Agreement” means an Amended and Restated First Lien Credit Agreement in accordance with the Amended and Restated First Lien Credit Agreement Term Sheet and in substantially the form attached to the Notice of Amended and Restated Credit Agreements in form and substance acceptable to the First Lien Agents.

17. “Amended and Restated First Lien Credit Agreement Term Sheet” means the term sheet attached hereto as Exhibit A.

18. “Amended and Restated Second Lien Credit Agreement” means an Amended and Restated Second Lien Credit Agreement in accordance with the Amended and Restated Second Lien Term Sheet and in substantially the form attached to the Notice of Amended and Restated Credit Agreements.

19. “Amended and Restated Second Lien Credit Agreement Term Sheet” means the term sheet attached hereto as Exhibit B.

20. “Backstop Commitment” means the agreement by the Backstop Party pursuant to the Backstop Rights Purchase Agreement to purchase all of the Rights Offering Shares in excess of the Sopris Senior Notes Commitment that are not purchased by the Rights Offering Participants as part of the Rights Offering.

21. “Backstop Party” means investment Entities affiliated with Sopris.

22. “Backstop Rights Purchase Agreement” means that certain agreement in accordance with the Rights Offering Term Sheet setting forth the terms and conditions of the Rights Offering and the Backstop Commitment.

23. “Ballots” means the ballots accompanying the Disclosure Statement upon which certain Holders of Impaired Claims entitled to vote shall, among other things, indicate their acceptance or rejection of the Plan in accordance with the Plan and the procedures governing the solicitation process, and which must be actually received on or before the Voting Deadline.

24. “Bankruptcy Code” means Chapter 11 of the Bankruptcy Code, 11 U.S.C. §§ 101-1532, as applicable to the Chapter 11 Cases.

25. “Bankruptcy Court” means the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division, having jurisdiction over the Chapter 11 Cases and, to the extent of the withdrawal of any reference under section 157 of title 28 of the United States Code and/or the Order of the United States District Court for the Eastern District of Virginia pursuant to section 157(a) of title 28 of the United States Code, the United States District Court for the Eastern District of Virginia.

26. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as applicable to the Chapter 11 Cases, promulgated under 28 U.S.C. § 2075 and the general, local and chambers rules of the Bankruptcy Court.

27. “Business Day” means any day, other than a Saturday, Sunday or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

28. “Cash” means the legal tender of the United States of America or the equivalent thereof, including, without limitation, bank deposits, checks and Cash Equivalents.

29. “Cash Equivalents” means equivalents of Cash in the form of readily marketable securities or instruments issued by an Entity, including, without limitation, readily marketable direct obligations of, or obligations guaranteed by, the United States of America, commercial paper of domestic corporations carrying a Moody’s rating of “A2” or better, or equivalent rating of any other nationally recognized rating service, or interest bearing certificates of deposit or other similar obligations of domestic banks or other financial institutions having a shareholders’ equity or capital of not less than one hundred million dollars ($100,000,000) having maturities of not more than one year, at the then best generally available rates of interest for like amounts and like periods.

30. “Cash-Out Election” means the election made available under the Plan to each Holder of an Allowed Claim in Classes 7A, 7B and 7E to receive in lieu of the New Common Stock, Warrants and other consideration provided by the Plan, a portion of up to $10 million in Cash being made available by Sopris. In no event will the total Cash payable to Holders of Claims pursuant to the Cash-Out Election exceed $10 million.

31. “Cash-Out Elector” means a Holder of an Allowed Claim in Classes 7A, 7B or 7E that makes the Cash-Out Election.

32. “Cash-Out Electors’ Aggregate Equity Allocation” means the aggregate number of shares of New Common Stock that the Cash-Out Electors would have been entitled to receive under the Plan on account of their Allowed Class 7A, 7B and 7E Claims participating in the Cash-Out Election had they instead chosen not to make the Cash-Out Election.

33. “Cash-Out Maximum Value” means $10 million in Cash.

34. “Causes of Action” means all actions, causes of action, Claims, liabilities, obligations, rights, suits, debts, damages, judgments, remedies, demands, setoffs, defenses, recoupments, crossclaims, counterclaims, third-party claims, indemnity claims, contribution claims or any other claims disputed or undisputed, suspected or unsuspected, foreseen or unforeseen, direct or indirect, choate or inchoate, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Commencement Date or during the course of the Chapter 11 Cases, including through the Effective Date.

35. “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the chapter 11 case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court and (b) when used with reference to all Debtors, the procedurally consolidated chapter 11 cases pending for the Debtors in the Bankruptcy Court.

36. “Claim” means any claim against a Debtor as defined in section 101(5) of the Bankruptcy Code.

37. “Claims Bar Date” means, as applicable, (a) January 25, 2008, (b) the Government Bar Date or (c) such other period of limitation as may be specifically fixed by an order of the Bankruptcy Court for Filing such Claims.

38. “Claims Objection Bar Date” means, for each Claim, the later of (a) 270 days after the Effective Date and (b) such other period of limitation as may be specifically fixed by an order of the Bankruptcy Court for objecting to such Claims.

39. “Claims Register” means the official register of Claims maintained by the Voting and Claims Agent.

40. “Class” means a category of Holders of Claims or Equity Interests as set forth in Article III hereof pursuant to section 1122(a) of the Bankruptcy Code.

41. “Commencement Date” means October 16, 2007, the date on which the Debtors commenced the Chapter 11 Cases.

42. “Commission” means the U.S. Securities and Exchange Commission.

43. “Committee” means the official committee of unsecured creditors of the Debtors appointed by the United States Trustee in the Chapter 11 Cases on October 18, 2007, pursuant to section 1102 of the Bankruptcy Code, comprising the Committee Members and as reconstituted from time to time.

44. “Committee Members” means the members of the Committee, namely: (a) Paramount Home Entertainment; (b) The Inland Real Estate Group of Companies, Inc.; (c) Southern Development of Mississippi; (d) Universal Studios Home Entertainment; (e) U.S. Bank National Association, as Indenture Trustee; (f) Coca-Cola Enterprises Bottling Companies; and (g) Twentieth Century Fox Home Entertainment.

45. “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases, subject to all conditions specified in Article IX hereof having been: (a) satisfied; or (b) waived pursuant to Article IX.C hereof.

46. “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021.

47. “Confirmation Hearing” means the hearing held by the Bankruptcy Court on Confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be continued from time to time.

48. “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

49. “Consenting 11% Senior Note Holders” means those Holders of 11% Senior Note Claims that are parties to the Plan Support Agreement.

50. “Consenting First Lien Holders” means those Holders of First Lien Claims that are parties to the Plan Support Agreement.

51. “Consenting Second Lien Holders” means those Holders of Second Lien Claims that are parties to the Plan Support Agreement.

52. “Consummation” means the occurrence of the Effective Date.

53. “Cure Claim” means a Claim based upon the Debtors’ defaults on an Executory Contract or Unexpired Lease at the time such contract or lease is assumed by the Debtors under sections 365 or 1123 of the Bankruptcy Code.

54. “D&O Liability Insurance Policies” means all insurance policies for directors and officers’ liability maintained by the Debtors as of the Commencement Date, including, without limitation, the Directors and Officers’ Liability (Traditional) policy issued by XL Specialty Insurance and expiring on September 9, 2008 and the Directors and Officers’ Liability (Side A Excess) issued by XL Specialty Insurance and expiring on September 9, 2008 with an automatic six year run off.

55. “Debtor” means one of the Debtors, in its individual capacity as a debtor in these Chapter 11 Cases.

56. “Debtor Release” means the release given by the Debtors to the Debtor Releasees as set forth in Article X.B hereof.

57. “Debtor Releasees” means, collectively, (a) all current and former members (including ex officio members), officers, directors and employees of the Debtors, their subsidiaries and the Committee and (b) all attorneys, financial advisors, accountants, investment bankers, investment advisors, actuaries, professionals, agents, affiliates and representatives of the Debtors, their subsidiaries and the Committee, and each of their respective predecessors and successors in interest, and all of their respective current and former members (including ex officio members), officers, directors, employees, partners, attorneys, financial advisors, accountants, managed funds, investment bankers, investment advisors, actuaries, professionals, agents, affiliates and representatives, each in their respective capacities as such; provided, however, that no Non-Released Party will be a Debtor Releasee.

58. “Debtors” means, collectively: Movie Gallery, Inc.; Hollywood Entertainment Corporation; M.G. Digital, LLC; M.G.A. Realty I, LLC; MG Automation LLC; and Movie Gallery US, LLC.

59. “Debtors in Possession” means, collectively, the Debtors, as debtors in possession in these Chapter 11 Cases.

60. “DIP Agent” means The Bank of New York in its capacity as administrative agent and collateral agent.

61. “DIP Arranger” means Goldman Sachs Credit Partners L.P. in its capacity as lead arranger, documentation agent and syndication agent.

62. “DIP Credit Agreement” means that certain $150 million Secured Super-Priority Debtor in Possession Credit and Guaranty Agreement among Movie Gallery, Inc., as borrower, and the other Debtors as guarantors, Goldman Sachs Credit Partners L.P., as lead arranger and syndication agent, The Bank of New York, as administrative agent and collateral agent, Goldman Sachs Credit Partners L.P., as documentation agent and the banks, financial institutions and other lenders parties thereto, as may be amended, modified, ratified, extended, renewed, restated or replaced.

63. “DIP Credit Agreement Claim” means any Claim arising under or related to the DIP Credit Agreement and the other “Credit Documents,” as defined therein.

64. “DIP Lenders” means the DIP Agent, the DIP Arranger and the banks, financial institutions and other lender parties to the DIP Credit Agreement from time to time.

65. “Disclosure Statement” means the Disclosure Statement for the Second Amended Joint Plan of Reorganization of Movie Gallery, Inc. and Its Debtor Subsidiaries Under Chapter 11 of the Bankruptcy Code, as amended, supplemented or modified from time to time, including all exhibits and schedules thereto and references therein that relate to the Plan, that is prepared and distributed in accordance with the Bankruptcy Code, Bankruptcy Rules and any other applicable law.

66. “Disclosure Statement Order” means that certain Order Approving the Debtors’ Disclosure Statement and Relief Related Thereto, entered by the Bankruptcy Court on February 5, 2008 [Docket No. 1426], as the order may be amended from time to time.

67. “Disputed Claim” means, with respect to any Claim, any Claim that is not yet Allowed.

68. “Distribution Agent” means any Entity or Entities chosen by the Debtors, which Entities may include, without limitation, the Voting and Claims Agent, the Securities Voting Agent and the Indenture Trustees, to make or to facilitate distributions required by the Plan.

69. “Distribution Date” means the date occurring as soon as reasonably practicable after the Effective Date when distributions under the Plan shall commence, but not later than 30 days after the Effective Date, without further Bankruptcy Court order.

70. “Distribution Record Date” means the date for determining which Holders of Claims are eligible to receive distributions hereunder and shall be the Voting Deadline or such other date as designated in an order of the Bankruptcy Court.

71. “Effective Date” means the day that is the first Business Day after the Confirmation Date on which: (a) no stay of the Confirmation Order is in effect; and (b) all conditions specified in Article IX.B hereof have been: (i) satisfied; or (ii) waived pursuant to Article IX.C hereof.

72. “Employee-Related Agreement” means each of those certain employee-related agreements that were made available to Sopris and/or its advisors prior to the Commencement Date including, without limitation: (a) senior management employee agreements; (b) employee-related change of control agreements; (c) indemnification agreements; and (d) D&O Liability Insurance Policies (and any tail policy with respect thereto) in effect as of the Commencement Date; and any other employee-related agreements that the Debtors may assume, in consultation with Sopris.

73. “Entity” means an entity as defined in section 101(15) of the Bankruptcy Code.

74. “Equity Interest” means any share of common stock, preferred stock or other instrument evidencing an ownership interest in any of the Debtors, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest in a Debtor that existed immediately prior to the Effective Date; provided, however, that Equity Interest does not include any Intercompany Interest.

75. “Estate” means, as to each Debtor, the estate created for the Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

76. “Exchange Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a-77aa, or any similar federal, state or local law.

77. “Exculpated Parties” means, collectively: (a) the Debtors; (b) the Reorganized Debtors; (c) the Debtor Releasees; (d) Sopris; (e) the Committee; and (f) all of the current and former members (including ex officio members), officers, directors, employees, partners, attorneys, financial advisors, accountants, managed funds, investment bankers, investment advisors, actuaries, professionals, agents, affiliates and representatives of each of the foregoing Entities (whether current or former, in each case in his, her or its capacity as such); provided, however, that no Non-Released Party will be an Exculpated Party.

78. “Exculpation” means the exculpation provision set forth in Article X.D hereof.

79. “Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

80. “Exit Facility” means the credit facility to be entered into by the Reorganized Debtors on the Effective Date, which provides for a $100 million revolving credit facility and may include a $25 million letter of credit supplement, on commercially reasonable terms for similar transactions reasonably acceptable to: (a) the Debtors; (b) Sopris and (c) the First Lien Lenders (as determined by the Class 3 vote on the Plan).

81. “Extended Trust Termination Date” means the date approved by the Bankruptcy Court on or later than the date that is six months prior to the Initial Trust Termination Date on which the Litigation Trust shall terminate.

82. “Fee Claim” means a Claim under sections 328, 330(a), 331, 363, 503 or 1103 of the Bankruptcy Code for Accrued Professional Compensation.

83. “File” or “Filed” means file, filed or filing with the Bankruptcy Court or its authorized designee in these Chapter 11 Cases.

84. “Final DIP Order” means that certain Final Order Pursuant to 11 U.S.C. §§ 105, 361, 362, 363, 364(c), 364(d) and 364(e) and Fed. R. Bankr. P. 4001 and 9014 (I) Authorizing Debtors to Obtain Secured Post-Petition Financing on Super-Priority Priming Lien Basis, Granting Adequate Protection For Priming and Modifying Automatic Stay, (II) Authorizing Debtors to Use Cash Collateral of Existing Secured Lenders and Granting Adequate Protection For Use, And (III) Confirming Authorization for Debtors to Repay Existing Revolver Indebtedness Upon Interim Approval, entered by the Bankruptcy Court on November 16, 2007 [Docket No. 937], as the order may be amended from time to time.

85. “Final Order” means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the subject matter, as entered on the docket in any Chapter 11 Case or the docket of any court of competent jurisdiction, that has not been reversed, stayed, modified or amended, and as to which the time to appeal, or seek certiorari or move for a new trial, reargument or rehearing has expired and no appeal or petition for certiorari or other proceedings for a new trial, reargument or rehearing been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been timely Filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument or rehearing shall have been denied, resulted in no modification of such order or has otherwise been dismissed with prejudice.

86. “First Lien Administrative Agent” means Goldman Sachs Credit Partners, L.P., in its capacity as administrative agent, lead arranger and syndication agent.

87. “First Lien Agents” means, collectively, the First Lien Administrative Agent, the First Lien Collateral Agent and the First Lien Documentation Agent, in their capacities as such.

88. “First Lien Claim” means any Claim derived from or based upon the First Lien Credit Facilities, including fees and expenses of the First Lien Agents and their advisors (including, without limitation, the reasonable and documented fees and expenses of Skadden, Arps, Slate, Meagher & Flom, LLP, McGuire Woods LLP and Houlihan Lokey Howard & Zukin) up to the Effective Date, not previously paid by the Debtors.

89. “First Lien Collateral Agent” means Wachovia Bank, National Association, in its capacity as such.

90. “First Lien Credit Facilities” means the $725,000,000 Senior Secured First Priority Credit Facilities provided under (a) the First Lien Credit and Guaranty Agreement dated March 8, 2007, as amended, between Movie Gallery, Inc., as borrower, and certain Movie Gallery, Inc. subsidiaries, as guarantors, Goldman Sachs Credit Partners L.P., as lead arranger, syndication agent and administrative agent, and Wachovia Bank, National Association, as collateral agent and documentation agent, and the banks, financial institutions and other lenders parties thereto and (b) the other “Credit Documents” as defined therein.

91. “First Lien Documentation Agent” means Wachovia Bank, National Association.

92. “First Lien Lenders” means those lenders party to the First Lien Credit Facilities from time to time.

93. “General Unsecured Claim” means any unsecured Claim against any Debtor that is not a Priority Tax Claim, Administrative Claim, Fee Claim, Other Priority Claim, 11% Senior Note Claim, 9.625% Senior Subordinated Note Claim or Intercompany Claim.

94. “Government Bar Date” means April 14, 2008.

95. “Holder” means an Entity holding a Claim or an Equity Interest.

96. “Impaired” means any Claims in an Impaired Class.

97. “Impaired Class” means an impaired Class within the meaning of section 1124 of the Bankruptcy Code.

98. “Implied Plan Value” means, for shares of New Common Stock to be issued under the Plan, $10 per share.

99. “Indemnification” means the indemnification provision set forth in Article X.E hereof.

100. “Indemnification Provision” means each of the indemnification provisions currently in place whether in the bylaws, certificates of incorporation or other formation documents in the case of a limited liability company, board resolutions or employment contracts for the current and former directors, officers, members (including ex officio members), employees, attorneys, other professionals and agents of the Debtors and such current and former directors, officers and members’ respective Affiliates.

101. “Indemnified Parties” means, collectively, the Debtors and each of their respective current and former members (including ex officio members), officers, directors, employees and partners, each in their respective capacities as such.

102. “Indenture Trustees” mean, collectively, the 9.625% Senior Subordinated Notes Trustee and the 11% Senior Notes Trustee.

103. “Initial Trust Termination Date” means a date that is the fifth anniversary of the Effective Date.

104. “Intercompany Claim” means any Claim of a Debtor against another Debtor.

105. “Intercompany Interest” means an Equity Interest in a Debtor held by another Debtor or an Equity Interest in a Debtor held by an Affiliate of a Debtor.

106. “Litigation Trust” means that certain trust to be created on the Effective Date for the benefit of the Litigation Trust Beneficiaries in accordance with the provisions of the Litigation Trust Agreement.

107. “Litigation Trust Agreement” means that certain trust agreement, in form and substance satisfactory to the Debtors, Sopris and the Committee and to be Filed as part of the Plan Supplement, that, among other things: (a) establishes and governs the Litigation Trust; (b) sets forth the respective powers, duties and responsibilities of the Litigation Trustee and the Litigation Trust Committee; and (c) provides for distribution of Litigation Trust Recovery Proceeds, if any, to the Litigation Trust Beneficiaries.

108. “Litigation Trust Assets” shall consist of: (a) any and all Causes of Action of the Debtors, including Causes of Action arising under Chapter 5 of the Bankruptcy Code, against Entities with whom the Reorganized Debtors are no longer doing business (as determined by the Litigation Trust subject to the good faith consent of Sopris), unless otherwise agreed by Sopris; and (b) all of the Debtors’ claims against the Non-Released Parties; provided, however, that the Litigation Trust shall not pursue any claims that have been released pursuant hereto, including pursuant to Article X or in accordance with an Accommodation Agreement.

109. “Litigation Trust Beneficiaries” means the Holders of Allowed Class 6 Claims and Allowed Class 7 Claims.

110. “Litigation Trust Committee” means the committee to be appointed in accordance with, and to exercise the duties set forth in, the Litigation Trust Agreement as of the Effective Date, which duties shall be in the nature of and/or include advising with respect to the actions of the Litigation Trustee and administration of the Litigation Trust, removing the Litigation Trustee, determining whether an Entity is a permissible defendant and recommending whether Sopris should consent to additional funding for the Litigation Trust. The Litigation Trust Committee shall consist of three (3) members, with one (1) member appointed by the Committee and two (2) members appointed by Sopris.

111. “Litigation Trust Distributions” means distributions of Litigation Trust Recovery Proceeds pursuant to the Litigation Trust Agreement as may be authorized from time to time by the Litigation Trust Committee.

112. “Litigation Trustee” means the Person to be designated by the Committee, identified at or prior to the Confirmation Hearing, and retained as of the Effective Date, as the employee or fiduciary responsible for implementing the applicable provisions of the Plan, with respect to, and administering, the Litigation Trust in accordance with the Plan and the Litigation Trust Agreement, whose powers and responsibilities will include selection of professionals for the Litigation Trust, and any successor Litigation Trustee appointed in accordance with the Litigation Trust Agreement.

113. “Litigation Trust Recovery Proceeds” means the proceeds of the Litigation Trust Assets recovered by the Litigation Trust, net of direct expenses of the recovery thereof (e.g., the fees, expenses and costs of the subject litigation and collection).

114. “Lock Up Agreement” means that certain Lock Up, Voting and Consent Agreement dated as of October 14, 2007, between the Consenting Second Lien Holders (as defined in the Lock Up Agreement), the Consenting 11% Senior Note Holders (as defined in the Lock Up Agreement), Sopris and the Debtors, as amended from time to time in accordance with the terms thereof.

115. “Management and Director Equity Incentive Program” means a post-Effective Date director and officer compensation incentive program, approved by the New Board, providing for 10% of the New Common Stock, on a fully-diluted basis, to be reserved for issuance as grants of equity, restricted stock or options.

116. “Master Ballots” means the master ballots accompanying the Disclosure Statement upon which certain Holders of Impaired Claims entitled to vote shall, among other things, indicate their acceptance or rejection of the Plan in accordance with the Plan and the procedures governing the solicitation process, and which must be actually received on or before the Voting Deadline.

117. “MG Real Estate” means one or more special purpose real estate entities to be formed by the Debtors or the Reorganized Debtors, either as corporations, limited liability corporations, partnerships, limited liability partnerships, trusts or other type of entities, to hold the Debtors’ owned and leased real property interests.

118. “New Board” means the initial board of directors of Reorganized Movie Gallery.

119. “New Common Stock” means 60,000,000 shares of common stock in Reorganized Movie Gallery, par value $.01 per share, to be authorized pursuant to Reorganized Movie Gallery’s charter, of which no more than 25,000,000 shares shall be initially issued on the Effective Date pursuant to the Plan.

120. “Non-Released Parties” means those Entities identified in the Plan Supplement as Non-Released Parties.

121. “Notice of Amended and Restated Credit Agreements” means one or more notices to be Filed no later than five (5) Business Days prior to the Voting Deadline attaching the proposed forms of the Amended and Restated First Lien Credit Agreement and the Amended and Restated Second Lien Credit Agreement.

122. “Ordinary Course Professionals Order” means that certain Order Authorizing the Debtors’ Retention and Compensation of Certain Professionals Utilized in the Ordinary Course of Business, entered by the Bankruptcy Court on October 18, 2007 [Docket No. 128], as the order may be amended from time to time.

123. “Other Priority Claim” means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim.

124. “Other Secured Claim” means any secured Claim, other than a: (a) DIP Credit Agreement Claim; (b) First Lien Claim; or (c) Second Lien Claim.

125. “Periodic Distribution Date” means the first Business Day that is as soon as reasonably practicable occurring approximately 60 days after the Distribution Date, and for the first year thereafter, the first Business Day that is as soon as reasonably practicable occurring approximately 60 days after the immediately preceding Periodic Distribution Date. After one year thereafter, the Periodic Distribution Date will occur on the first Business Day that is as soon as reasonably practicable occurring approximately 90 days after the immediately preceding Periodic Distribution Date.

126. “Person” means a person as defined in section 101(41) of the Bankruptcy Code.

127. “Plan” means this Second Amended Joint Plan of Reorganization of Movie Gallery, Inc. and Its Debtor Subsidiaries Under Chapter 11 of the Bankruptcy Code dated February 15, 2008, as amended, supplemented or modified from time to time, including, without limitation, the Plan Supplement, which is incorporated herein by reference.

128. “Plan Administrator” means William Kaye, the Chairman of the Committee, to be retained as of the Effective Date, as an independent fiduciary responsible under a document to be included in the Plan Supplement for the matters set forth therein, which matters are to be in the nature of and/or include supervising the Reorganized Debtors in their selection of counsel for and with respect to their review of, objections to, other litigation with respect to, and the settlement or compromise of Disputed General Unsecured Claims subject to a reasonable budget and other limitations, and any successor Plan Administrator nominated by the member of the Litigation Trust Committee appointed by the Committee or his or her successor or, if none, appointed by the Bankruptcy Court. It is intended that the same person shall serve in the capacities of Litigation Trustee and Plan Administrator. The Bankruptcy Court may remove the Plan Administrator.

129. “Plan Supplement” means the compilation of documents and forms of documents, schedules and exhibits to be Filed no later than five (5) Business Days prior to the hearing at which the Bankruptcy Court considers whether to confirm the Plan, as amended, supplemented or modified from time to time in accordance with the terms hereof and the Bankruptcy Code and the Bankruptcy Rules, comprising, without limitation, the following documents: (a) new organizational documents; (b) to the extent known, the identity of the members of the New Board and the nature of any compensation for any member of the New Board who is an “insider” under the Bankruptcy Code; (c) the list of Non-Released Parties; (d) the list of Executory Contracts and Unexpired Leases to be assumed; (e) the Registration Rights Agreement; (f) a list of Executory Contracts and Unexpired Leases that the Debtors may have determined, at that time, to reject; (g) the document governing the role and relationship between the Reorganized Debtors and the Plan Administrator; and (h) the Litigation Trust Agreement.

130. “Plan Support Agreement” means that certain Plan Support Agreement dated January 22, 2008, between Consenting First Lien Holders, Consenting Second Lien Holders, the Consenting 11% Senior Note Holders, Sopris and the Debtors, as amended from time to time in accordance with the terms thereof.

131. “Plan Term Sheet” means that certain Proposed Restructuring Term Sheet attached as Exhibit A to the Lock Up Agreement.

132. “Pre-Money Equity Value” means $100 million.

133. “Priority Tax Claim” means any Claim of a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

134. “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

135. “Pro Rata” means the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims in that Class, or the proportion that Allowed Claims in a particular Class bear to the aggregate amount of Allowed Claims in a particular Class and other Classes entitled to share in the same recovery as such Allowed Claim under the Plan.

136. “Reallocated Class 7A Share” means a portion, divided among Class 6, Class 7B and Class 7E Pro Rata based on their otherwise applicable relative allocations (without regard to the number of Holders of Allowed Class 7A Claims that make the Cash-Out Election) of the Unsecured Claim Equity Allocation, Warrants and Litigation Trust Distributions, of the Unsecured Claim Equity Allocation, Warrants and/or Litigation Trust Distributions that still would not be paid or distributed to Holders of Class 7A Claims to the extent that, as set forth in Article III.B.7 below, the value (measured by the Implied Plan Value) of the New Common Stock issued on account of the Allowed Class 7A Claims of any of such Holders exceeds 9% of the amount of the Allowed Class 7A Claims of such Holder or Holders.

137. “Record Date” means the close of business on February 5, 2008.

138. “Registration Rights Agreement” means a registration rights agreement substantially in the form set forth in the Plan Supplement obligating the Reorganized Debtors to register for resale certain shares of New Common Stock under the Securities Act of 1933 in accordance with the terms set forth in such registration rights agreement.

139. “Reinstated Second Lien Claim” means any Second Lien Claim other than a Sopris Second Lien Claim.

140. “Release Opt-Out Form” means a form attached as an exhibit to the Ballots, due by the Voting Deadline, pursuant to which Holders of Claims in Voting Classes who do not otherwise vote to accept or reject the Plan may opt out of the Third Party Release set forth in Article X.C of the Plan.

141. “Releasing Parties” means all current and former First Lien Agents, all current and former Second Lien Agents, the DIP Agent, the DIP Arranger, the DIP Lenders, the First Lien Lenders, the Second Lien Lenders, the Committee, the Committee Members, Sopris, Holders of 11% Senior Note Claims, Holders of 9.625% Senior Subordinated Note Claims and all Holders of Claims, except those Holders of Claims or Equity Interests: (a) who vote to reject the Plan; (b) who do not vote to accept or reject the Plan but who timely submit a Release Opt-Out Form indicating their decision to not participate in the Third Party Release set forth in Article X.C of the Plan; or (c) who are in a Class that is deemed to reject the Plan.

142. “Reorganized Debtors” means the Debtors, in each case, or any successor thereto, by merger, consolidation or otherwise, on or after the Effective Date.

143. “Reorganized Movie Gallery” means Movie Gallery, Inc. or any successor thereto, by merger, consolidation or otherwise, on or after the Effective Date.

144. “Retained Professional” means any Entity: (a) employed in these Chapter 11 Cases pursuant to a Final Order in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to sections 327, 328, 329, 330 or 331 of the Bankruptcy Code; or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code, but not including those Entities whose compensation or reimbursement is allowed pursuant to Article II.A.4 hereof.

145. “Retained Professionals Escrow Account” means a segregated account funded and maintained by the Reorganized Debtors in the amount of the Accrued Professional Compensation, commencing on the Effective Date, solely for the purpose of paying the Allowed Professional Compensation.

146. “Rights Offering” means that certain $50 million New Common Stock rights offering backstopped by the Backstop Party, the terms of which are set forth in the Backstop Rights Purchase Agreement.

147. “Rights Offering Amount” means $50 million.

148. “Rights Offering Commitment Fee” means 2.3% of the Rights Offering Amount.

149. “Rights Offering Commitment Fee Equity Allocation” means 115,000 shares of New Common Stock to be issued to Sopris on the Effective Date.

150. “Rights Offering Equity Allocation” means 5 million shares of New Common Stock to be issued on the Effective Date.

151. “Rights Offering Exercise Price” means the Rights Offering Amount divided by the number of Rights Offering Shares.

152. “Rights Offering Participant” means each Holder of the 11% Senior Notes as of the Record Date.

153. “Rights Offering Shares” means the shares of New Common Stock to be sold through the Rights Offering, as calculated by the Rights Offering Equity Allocation.

154. “Rights Offering Term Sheet” means the term sheet attached hereto as Exhibit C.

155. “Schedules” mean, collectively, the schedules of assets and liabilities, schedules of Executory Contracts and Unexpired Leases and statements of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code and in substantial accordance with the Official Bankruptcy Forms, as the same may have been amended, modified or supplemented from time to time.

156. “Secondary Liability Claim” means any Claim that arises from a Debtor being liable as a guarantor of, or otherwise being jointly, severally or secondarily liable for, any contractual, tort or other obligation of another Debtor, including, without limitation, any Claim based on: (a) guaranties of collection, payment or performance; (b) indemnity bonds, obligations to indemnify or obligations to hold harmless; (c) performance bonds; (d) contingent liabilities arising out of contractual obligations or out of undertakings (including any assignment or other transfer) with respect to leases, operating agreements or other similar obligations made or given by a Debtor relating to the obligations or performance of another Debtor; (e) vicarious liability; (f) liabilities arising out of piercing the corporate veil, alter ego liability or similar legal theories; or (g) any other joint or several liability that any Debtor may have in respect of any obligation of another Debtor that is the basis of a Claim.

157. “Second Lien Administrative Agent” means Wells Fargo Bank, N.A., as successor to CapitalSource Finance LLC, in its capacity as such.

158. “Second Lien Agents” means the Second Lien Administrative Agent, the Second Lien Collateral Agent and the Second Lien Syndication Agent, in their capacities as such.

159. “Second Lien Claim” means any Claim derived from or based upon the Second Lien Credit Agreement, including principal amount plus all accrued cash and PIK interest (as defined in the Second Lien Credit Agreement), and reasonable and documented fees and expenses of the Second Lien Administrative Agent and the Second Lien Collateral Agent and their advisors (including, without limitation, the fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, Venable LLP and Blackstone Advisory Services LP) up to the Effective Date, to the extent not previously paid by the Debtors.

160. “Second Lien Collateral Agent” means Wells Fargo Bank, N.A., as agent, as successor to CapitalSource Finance LLC, in its capacity as such.

161. “Second Lien Conversion” means the conversion of the Allowed Sopris Second Lien Claims into the Second Lien Conversion Equity Allocation.

162. “Second Lien Conversion Equity Allocation” means a number of shares of New Common Stock to be issued on the Effective Date equal to the Allowed Sopris Second Lien Claims divided by $10.00.

163. “Second Lien Credit Agreement” means that certain Second Lien Credit and Guaranty Agreement dated March 8, 2007, between Movie Gallery, Inc., as borrower, the Second Lien Administrative Agent, Goldman

Sachs Credit Partners, L.P., as Lender, Syndication Agent and Lead Arranger, those lenders party thereto, the Second Lien Collateral Agent and Hollywood Entertainment Corporation, M.G. Digital, LLC, M.G.A. Realty I, LLC, MG Automation LLC and Movie Gallery US, LLC, as guarantors.

164. “Second Lien Lenders” means the lenders party to the Second Lien Credit Agreement from time to time.

165. “Second Lien Syndication Agent” means Goldman Sachs Credit Partners L.P., in its capacity as lead arranger and syndication agent.

166. “Securities Act” means the United States Securities Act of 1933, as amended.

167. “Securities Voting Agent” means the securities voting agent for the Debtors with respect to those Claims based on publicly-traded securities.

168. “Sopris” means Sopris Capital Advisors LLC.

169. “Sopris Release” means the release provision set forth in Article X.H hereof.

170. “Sopris Second Lien Claims” means any Second Lien Claim held by Sopris, the aggregate principal amount of which is estimated to be $72,235,000 as of the Commencement Date, plus accrued and PIK Interest (as defined in the Second Lien Credit Agreement) thereon.

171. “Sopris Senior Notes Commitment” means the commitment by Sopris, set forth in the Backstop Rights Purchase Agreement, to purchase shares in the Rights Offering in an amount equal to its current proportionate ownership of the 11% Senior Notes.

172. “Stock and Warrant Reserve” means the New Common Stock and Warrants held in reserve pursuant to Article VII.B.3 hereof.

173. “Studio” means one of the Debtors’ movie studio suppliers.

174. “Studio Order” means that certain Final Order Authorizing, but Not Directing, the Debtors, in their Discretion, to Enter into Accommodation Agreements with Major Movie Studio Suppliers and to Pay Prepetition Obligations in Connection Therewith, entered on November 9, 2007 [Docket No. 805].

175. “Subscription Right” means a right to participate in the Rights Offering.

176. “Third Party Release” means the release provision set forth in Article X.C hereof.

177. “Third Party Releasees” means, collectively, all current and former First Lien Agents, all current and former Second Lien Agents, the DIP Agent, the DIP Arranger, the DIP Lenders, the First Lien Lenders, the Second Lien Lenders, Sopris, Holders of 11% Senior Note Claims, Holders of 9.625% Senior Subordinated Note Claims, the Committee and the Indenture Trustees, each in their capacities as such; provided, however, that any Holder of a Claim who votes to reject the Plan or who submits a Release Opt-Out Form opting out of the Third Party Release shall not be a Third Party Releasee.

178. “Tort Claim” means any Claim that has not been settled, compromised or otherwise resolved that: (a) arises out of allegations of personal injury, wrongful death, property damage, products liability or similar legal theories of recovery; or (b) arises under any federal, state or local statute, rule, regulation or ordinance governing, regulating or relating to protection of human health, safety or the environment.

179. “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

180. “Unimpaired” means, with respect to a Class of Claims or Equity Interests, a Claim or an Equity Interest that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

181. “Unimpaired Class” means an unimpaired Class within the meaning of section 1124 of the Bankruptcy Code.

182. “Unsecured Claim Equity Allocation” means 10 million shares of New Common Stock to be issued on the Effective Date, which 10 million shares of New Common Stock are assigned under the Plan an implied value equal to the Pre-Money Equity Value.

183. “Voting and Claims Agent” means Kurtzman Carson Consultants LLC, in its capacity as notice, claims and balloting agent for the Debtors, pursuant to that certain Order Authorizing the Employment and Retention of Kurtzman Carson Consultants LLC as Notice, Claims and Balloting Agent for the Debtors and Debtors in Possession, entered by the Bankruptcy Court on October 18, 2007 [Docket No. 112].

184. “Voting Classes” means, collectively, Classes 3, 4, 5, 6, 7A, 7B, 7C, 7D, 7E and 7F.

185. “Voting Deadline” means March 24, 2008 at 4:00 p.m. prevailing Pacific Time, which is the date and time by which all Ballots and Master Ballots must be received by the Voting and Claims Agent or the Securities Voting Agent, as applicable, in accordance with the Disclosure Statement Order, or such other date and time as may be established by the Bankruptcy Court with respect to any Voting Class.

186. “Warrant Agreement” means that certain agreement setting forth the terms and conditions of the Warrants, including provisions permitting the cashless exercise of the Warrants and customary anti-dilution provisions other than as to dilution by the issuance of options, equity or equity-based grants in connection with the Reorganized Debtors’ Management and Director Equity Incentive Program, to be Filed as part of the Plan Supplement.

187. “Warrants” mean warrants to purchase 5% of the fully-diluted New Common Stock at an exercise price of 200% of the Rights Offering Exercise Price per share with a term of 7 years, as more fully set forth in the Warrant Agreement.

ARTICLE II.

ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS

A.	Administrative Claims

Each Holder of an Allowed Administrative Claim shall be paid the full unpaid amount of such Claim in Cash (a) on or as soon as reasonably practicable after the Effective Date, (b) if such Claim is Allowed after the Effective Date, on or as soon as reasonably practicable after the date such Claim is Allowed, or (c) upon such other terms as may be agreed upon by the Debtors or the Reorganized Debtors, as applicable, and such Holder or otherwise upon an order of the Bankruptcy Court.

1.	Bar Date for Administrative Claims

Except as otherwise provided in this Article II.A hereof, unless previously Filed, requests for payment of Administrative Claims must be Filed and served on the Reorganized Debtors pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than 60 days after the Effective Date. Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims that do not File and serve such a request by the applicable Claims Bar Date shall be forever barred, estopped and enjoined from asserting such Administrative Claims against the Debtors or any Reorganized Debtors or their Estates and property and such Administrative Claims shall be deemed discharged as of the Effective Date. All such Claims shall, as of the Effective Date, be subject to the permanent injunction set forth in Article X.G hereof. Objections to such requests must be Filed and served on the Reorganized Debtors and the requesting party by the later of (a) 180 days after the Effective Date and (b) 90 days after the Filing of the applicable request for payment of Administrative Claims, if applicable.

2.	Professional Compensation

Retained Professionals or other Entities asserting a Fee Claim for services rendered before the Confirmation Date must File and serve on the Reorganized Debtors and such other Entities who are designated by the Bankruptcy Rules, the Confirmation Order or other order of the Bankruptcy Court an application for final allowance of such Fee Claim no later than 45 days after the Effective Date; provided that the Reorganized Debtors may pay Retained Professionals or other Entities in the ordinary course of business for any work performed after the Confirmation Date; provided, further, that any professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date, without further Bankruptcy Court order, pursuant to the Ordinary Course Professionals Order. Objections to any Fee Claim must be Filed and served on the Reorganized Debtors and the requesting party by the later of (a) 75 days after the Effective Date and (b) 30 days after the Filing of the applicable request for payment of the Fee Claim. To the extent necessary, the Confirmation Order shall amend and supersede any previously entered order of the Bankruptcy Court regarding the payment of Fee Claims. Each Holder of an Allowed Fee Claim shall be paid by the Reorganized Debtors in cash from the Retained Professional Escrow Account or from the Reorganized Debtors if such account is insufficiently funded.

3.	Ordinary Course Liabilities

Holders of Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business, including Claims based on liabilities under Accommodation Agreements, are not required to File or serve any request for payment of such Administrative Claims and such Administrative Claims shall be paid for in such Debtor’s ordinary course of business.

4.	Payment to Financial and Restructuring Advisors to the Committee

On or as soon as reasonably practicable after the Effective Date and in consideration for its services, Imperial Capital LLC shall receive (a) an amount in Cash equal to $1.0 million, subject to a credit of $125,000 per month for such amount paid or payable by the Debtors to either Imperial Capital LLC or CRG Partners Group LLC for any month of services occurring on or after February 1, 2008, and (b) an amount of shares of New Common Stock calculated by dividing $600,000 by the Rights Offering Exercise Price.

Additionally, the Debtors or the Reorganized Debtors, as applicable, will pay CRG Partners Group LLC their reasonable and documented fees and expenses, subject to additional limitations beginning on January 1, 2008 as have been agreed upon by the Debtors, CRG Partners Group LLC, Sopris and the Committee, provided that such amount paid to CRG Partners Group LLC for services or expenses incurred after February 1, 2008 will be deducted from the amount of monthly advisory fees to be paid to Imperial Capital LLC.

B.	DIP Credit Agreement Claims

As required by section 1129 of the Bankruptcy Code and the terms of the Final DIP Order, the DIP Credit Agreement Claims shall be paid in full in Cash on the Effective Date.

C.	Bar Date for Cure Claims

Requests for payment of Cure Claims must be Filed and served in accordance with the provisions of Article VI.C hereof.

D.	Priority Tax Claims

Each Holder of an Allowed Priority Tax Claim due and payable on or prior to the Effective Date shall receive, as soon as reasonably practicable after the Effective Date, on account of such Claim: (1) Cash in an amount equal to the amount of such Allowed Priority Tax Claim; (2) Cash in an amount agreed to by the Debtors or the Reorganized Debtors, as applicable, and such Holder; provided, however, that such parties may further agree for the payment of such Allowed Priority Tax Claim at a later date; or (3) at the option of the Debtors, Cash in an aggregate amount of such Allowed Priority Claim payable in installment payments over a period not more than five years after the Commencement Date, pursuant to section 1129(a)(9)(C) of the Bankruptcy Code.

ARTICLE III.

CLASSIFICATION AND TREATMENT

OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

A.	Summary

1. The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes, including, without limitation, voting, Confirmation and distribution pursuant hereto and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. The Plan deems a Claim or Equity Interest to be classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or an Equity Interest is in a particular Class only to the extent that any such Claim or Equity Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.

2.	Summary of Classification and Treatment of Classified Claims and Equity Interests

Class	Claim	Status	Voting Rights
1	Other Priority Claims	Unimpaired	Deemed to Accept
2	Other Secured Claims	Unimpaired	Deemed to Accept
3	First Lien Claims	Impaired	Entitled to Vote
4	Second Lien Claims	Impaired	Entitled to Vote
5	Studio Claims	Impaired	Entitled to Vote
6	11% Senior Note Claims	Impaired	Entitled to Vote
7A	General Unsecured Claims against Movie Gallery, Inc.	Impaired	Entitled to Vote
7B	General Unsecured Claims against Movie Gallery US, LLC	Impaired	Entitled to Vote
7C	General Unsecured Claims against M.G.A. Realty I, LLC	Impaired	Entitled to Vote
7D	General Unsecured Claims against M.G. Digital, LLC	Impaired	Entitled to Vote
7E	General Unsecured Claims and 9.625% Senior Subordinated Note Claims against Hollywood Entertainment Corporation	Impaired	Entitled to Vote
7F	General Unsecured Claims against MG Automation LLC	Impaired	Entitled to Vote
8	Equity Interests in Movie Gallery, Inc.	Impaired	Deemed to Reject
9	Intercompany Interests	Impaired	Deemed to Reject

B.	Classification and Treatment of Claims and Equity Interests

1.	Class 1—Other Priority Claims

(a)	Classification: Class 1 consists of the Other Priority Claims against the Debtors.

(b)	Treatment: The legal, equitable and contractual rights of the Holders of Allowed Class 1 Claims are unaltered. Unless otherwise agreed to by the Holders of the Allowed Class 1

Claims and the Debtors, each Holder of an Allowed Class 1 Claim shall receive, in full and final satisfaction of such Allowed Class 1 Claim, payment of the Allowed Class 1 Claim in full in Cash on or as soon as reasonably practicable after the Effective Date.

(c)	Voting: Class 1 is an Unimpaired Class, and the Holders of Class 1 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class 1 Claims are not entitled to vote to accept or reject the Plan.

2.	Class 2—Other Secured Claims

(a)	Classification: Class 2 consists of the Other Secured Claims against the Debtors.

(b)	Treatment: On or as soon as reasonably practicable after the Effective Date, Holders of Allowed Class 2 Claims shall receive one of the following treatments, in the sole discretion of the Debtors, in consultation with Sopris, in full and final satisfaction of such Allowed Other Secured Claims: (i) the Debtors or the Reorganized Debtors shall pay such Allowed Other Secured Claims in full in Cash; (ii) the Debtors or the Reorganized Debtors shall deliver the collateral securing any such Allowed Other Secured Claim and pay any interest required to be paid under section 506(b) of the Bankruptcy Code; or (iii) the Debtors or the Reorganized Debtors shall otherwise treat any Allowed Other Secured Claim in any other manner such that the Claim shall be rendered Unimpaired.

(c)	Voting: Class 2 is an Unimpaired Class, and the Holders of Class 2 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class 2 Claims are not entitled to vote to accept or reject the Plan.

3.	Class 3—First Lien Claims

(a)	Classification: Class 3 consists of First Lien Claims against the Debtors.

(b)	Allowance: The First Lien Claims shall be Allowed and deemed to be Allowed Claims in the amount of $598,501,500 as of February 1, 2008, plus (i) reimbursement obligations of up to $23,500,000 with respect to synthetic letters of credit, (ii) interest and fees payable from February 1, 2008 through and including the Effective Date, (iii) fees and expenses payable to the First Lien Agents through and including the Effective Date and (iv) contingent and unliquidated Claims arising under the First Lien Credit Facility, including for indemnification; which Allowed Claims shall not be subject to any avoidance, reductions, setoff, offset, characterization, subordination, counterclaims, cross-claims, defenses, disallowance, impairment or any other challenges under applicable law or regulation by any Entity.

(c)	Treatment: Holders of Allowed Class 3 Claims shall receive, in full and final satisfaction of such Allowed Class 3 Claims, their Pro Rata share of the Reorganized Debtors’ obligations under the Amended and Restated First Lien Credit Agreement.

(d)	Voting: Class 3 is Impaired, and Holders of Class 3 Claims are entitled to vote to accept or reject the Plan.

4.	Class 4—Second Lien Claims

(a)	Classification: Class 4 consists of Second Lien Claims against the Debtors, which are comprised of the Reinstated Second Lien Claims and the Sopris Second Lien Claims.

(b)	Allowance: The Second Lien Claims shall be Allowed and deemed to be Allowed Claims in the amount of $191,486,419.32 as of February 1, 2008, plus interest payable from February 1, 2008 through and including the Effective Date, plus fees and expenses payable to the Second Lien Administrative Agent and Second Lien Collateral Agent through and including the Effective Date, which Allowed Claims shall not be subject to any avoidance, reductions, setoff, offset, characterization, subordination, counterclaims, cross-claims, defenses, disallowance, impairment or any other challenges under any applicable law or regulation by any Entity. The Sopris Second Lien Claims shall be deemed Allowed in the amount of $72,235,000 as of the Commencement Date plus accrued and PIK Interest thereon from the Commencement Date through the Effective Date.

(c)	Treatment of the Reinstated Second Lien Claims: Holders of Allowed Reinstated Second Lien Claims shall receive, in full and final satisfaction of such Allowed Class 4 Claims, their Pro Rata share of the Reorganized Debtors’ obligations under the Amended and Restated Second Lien Credit Agreement (taking into account the Second Lien Conversion).

Treatment of the Sopris Second Lien Claims: The Allowed Sopris Second Lien Claims shall receive the Second Lien Conversion Equity Allocation, in full and final satisfaction of such Allowed Sopris Second Lien Claims.

(d)	Voting: Class 4 is Impaired, and Holders of Class 4 Claims are entitled to vote to accept or reject the Plan.

5.	Class 5—Studio Claims

(a)	Classification: Class 5 consists of Claims of Studios who have entered into Accommodation Agreements with the Debtors.

(b)	Treatment: On or as soon as reasonably practicable after the Effective Date, each Holder of an Allowed Class 5 Claim shall receive, in full and final satisfaction of its Allowed Class 5 Claim, the consideration contained in each Holder’s respective Accommodation Agreement.

(c)	Voting: Class 5 is Impaired, and Holders of Class 5 Claims are entitled to vote to accept or reject the Plan.

6.	Class 6—11% Senior Note Claims

(a)	Classification: Class 6 consists of 11% Senior Note Claims against the Debtors.

(b)	Treatment: On or as soon as reasonably practicable after the Effective Date, each Holder of an Allowed Class 6 Claim shall receive, in full and final satisfaction of such Allowed Class 6 Claims, its Pro Rata share of (i) 75.445% (plus its Reallocated Class 7A Share, if any) of the Unsecured Claim Equity Allocation, (ii) 75.9% (plus its Reallocated Class 7A Share, if any) of the Warrants, (iii) 75.9% (plus its Reallocated Class 7A Share, if any) of the Litigation Trust Distributions and (iv) Subscription Rights, in an amount as calculated by the Rights Offering Equity Allocation.

(c)	Voting: Class 6 is Impaired, and Holders of Class 6 Claims are entitled to vote to accept or reject the Plan.

7.	Class 7—General Unsecured Claims

(a)	Class 7A—General Unsecured Claims against Movie Gallery, Inc.

(i)	Classification: Class 7A consists of General Unsecured Claims against Movie Gallery, Inc.

(ii)	Treatment: On or as soon as reasonably practicable after the Effective Date, each Holder of an Allowed Class 7A Claim shall receive, in full and final satisfaction of such Allowed Class 7A Claim:

(a) so long as the value (measured by the Implied Plan Value) of the New Common Stock that would be issued based on this clause (a) on account of such Holder’s Allowed Class 7A Claims does not exceed 9% of the amount of such Holder’s Allowed Class 7A Claims, at its option, either (1) its Pro Rata share of 0.596% of the Unsecured Claim Equity Allocation, its Pro Rata share of 0.6% of the Warrants and its Pro Rata share of 0.6% of the Litigation Trust Distributions or (2) in exchange for assigning to Sopris such Holder’s Allowed Class 7A Claim and making the Cash-Out Election, $5 of Cash per share of New Common Stock that would have been issued on account of such Cash-Out Elector’s Allowed Claims participating in the Cash-Out Election, had the Holder not made the Cash-Out Election or less per share due to dilution in accordance with Article III.G below if the Cash-Out Electors’ Aggregate Equity Allocation exceeds 2 million shares of New Common Stock; or

(b) if the value (measured by the Implied Plan Value) of the New Common Stock that would be issued based on the immediately preceding clause (a) on account of such Holder’s Allowed Class 7A Claims exceeds 9% of the amount of such Holder’s Allowed Class 7A Claims, at its option, either (1) shares of New Common Stock with an Implied Plan Value of 9% of the amount of its Allowed Class 7A Claim (subject to the provisions governing distributions set forth in Article VII below, including, without limitation, the provision regarding minimum distributions set forth in Article VII.C.4 below) and its Pro Rata share of 0.6% of the Warrants and its Pro Rata share of 0.6% of the Litigation Trust Distributions, subject to reduction in accordance with Article III.G below or (2) in exchange for assigning to Sopris such Holder’s Allowed Class 7A Claim and making the Cash-Out Election, the lesser of (i) $5 of Cash per share of New Common Stock that would have been issued on account of such Cash-Out Elector’s Allowed Claims participating in the Cash-Out Election had the Holder not made the Cash-Out Election or (ii) Cash equal to 4.5% of the amount of such Holder’s Allowed Class 7A Claims, provided that such amount may be less due to dilution in accordance with Article III.G below if the Cash-Out Electors’ Aggregate Equity Allocation exceeds 2 million shares of New Common Stock.

(iii)	Voting: Class 7A is Impaired, and Holders of Class 7A Claims are entitled to vote to accept or reject the Plan.

(b)	Class 7B—General Unsecured Claims against Movie Gallery US, LLC

(i)	Classification: Class 7B consists of General Unsecured Claims against Movie Gallery US, LLC.

(ii)

Treatment: On or as soon as reasonably practicable after the Effective Date, each Holder of an Allowed Class 7B Claim shall receive, in full and final satisfaction of such Allowed Class 7B Claim, at its option, either (a) its Pro Rata share of 6.262% (plus its Reallocated Class 7A Share, if any) of the Unsecured Claim Equity Allocation, its Pro Rata share of 6.3% (plus its Reallocated Class 7A Share, if any) of the Warrants and its Pro Rata share of 6.3% (plus its Reallocated Class 7A Share, if any) of the Litigation Trust Distributions or (b) in exchange for assigning to Sopris such Holder’s Allowed Class 7B Claim and making the Cash-Out Election, $5 per share of New Common Stock that would have been issued on account of such Cash-Out Elector’s Allowed Claims participating in the Cash-Out Election had the Holder not made the Cash-Out Election, or less per share due to dilution in accordance with Article III.G below if the Cash-Out Electors’ Aggregate Equity Allocation exceeds 2 million shares of New Common Stock.

(iii)	Voting: Class 7B is Impaired, and Holders of Class 7B Claims are entitled to vote to accept or reject the Plan.

(c)	Class 7C—General Unsecured Claims against M.G.A. Realty I, LLC

(i)	Classification: Class 7C consists of General Unsecured Claims against M.G.A. Realty I, LLC.

(ii)	Treatment: On or as soon as reasonably practicable after the Effective Date, each Holder of an Allowed Class 7C Claim shall receive, in full and final satisfaction of such Allowed Class 7C Claim, its Pro Rata share of $5,000 in Cash.

(iii)	Voting: Class 7C is Impaired, and Holders of Class 7C Claims are entitled to vote to accept or reject the Plan.

(d)	Class 7D—General Unsecured Claims against M.G. Digital, LLC

(i)	Classification: Class 7D consists of General Unsecured Claims against M.G. Digital, LLC.

(ii)	Treatment: On or as soon as reasonably practicable after the Effective Date, each Holder of an Allowed Class 7D Claim shall receive, in full and final satisfaction of such Allowed Class 7D Claim, its Pro Rata share of $20,000 in Cash.

(iii)	Voting: Class 7D is Impaired, and Holders of Class 7D Claims are entitled to vote to accept or reject the Plan.

(e)	Class 7E—General Unsecured Claims and 9.625% Senior Subordinated Note Claims against Hollywood Entertainment Corporation

(i)	Classification: Class 7E consists of the General Unsecured Claims against Hollywood Entertainment Corporation and the 9.625% Senior Subordinated Note Claims.

(ii)	Treatment: On or as soon as reasonably practicable after the Effective Date, each Holder of an Allowed Class 7E General Unsecured Claim or Allowed 9.625% Senior Subordinated Note Claim against Hollywood Entertainment Corporation shall receive, in full and final satisfaction of such Allowed Class 7E Claim, at its option, either (a) its Pro Rata share of 17.097% (plus its Reallocated Class 7A Share, if any) of the Unsecured Claim Equity Allocation, its Pro Rata share of 17.2% (plus its Reallocated Class 7A Share, if any) of the

Warrants and its Pro Rata share of 17.2% (plus its Reallocated Class 7A Share, if any) of the Litigation Trust Distributions or (b) in exchange for assigning to Sopris such Holder’s Allowed Class 7E Claim and making the Cash-Out Election, $5 per share of New Common Stock that would have been issued on account of such Cash-Out Elector’s Allowed Claims participating in the Cash-Out Election had the Holder not made the Cash-Out Election or less per share due to dilution in accordance with Article III.G below if the Cash-Out Electors’ Aggregate Equity Allocation exceeds 2 million shares of New Common Stock.

(iii)	Voting: Class 7E is Impaired, and Holders of Class 7E Claims are entitled to vote to accept or reject the Plan.

(f)	Class 7F—General Unsecured Claims against MG Automation LLC

(i)	Classification: Class 7F consists of the General Unsecured Claims against MG Automation LLC.

(ii)	Treatment: On or as soon as reasonably practicable after the Effective Date, each Holder of an Allowed Class 7F Claim shall receive, in full and final satisfaction of such Allowed Class 7F Claim, its Pro Rata share of $5,000 in Cash.

(iii)	Voting: Class 7F is Impaired, and Holders of Class 7F Claims are entitled to vote to accept or reject the Plan.

8.	Class 8—Equity Interests in Movie Gallery, Inc.

(a)	Classification: Class 8 consists of all Equity Interests in Movie Gallery, Inc.

(b)	Treatment: On the Effective Date, all Class 8 Equity Interests shall be deemed canceled and shall be of no further force and effect, whether surrendered for cancellation or otherwise, and there shall be no distribution to the Holders of Class 8 Equity Interests.

(c)	Voting: Class 8 is Impaired, and Holders of Class 8 Equity Interests are conclusively deemed to reject the Plan. Therefore, Holders of Class 8 Equity Interests are not entitled to vote to accept or reject the Plan.

9.	Class 9—Intercompany Interests

(a)	Classification: Class 9 consists of all Intercompany Interests in the Debtors.

(b)	Treatment: Class 9 Intercompany Interests will not receive any distribution on account of such interests. Nonetheless, Intercompany Interests will not be canceled and, to implement the Plan, will be addressed as set forth below in Article V.D.

(c)	Voting: Class 9 is Impaired, and Holders of Class 9 Interests are conclusively deemed to reject the Plan. Therefore, the Holders of Class 9 Interests are not entitled to vote to accept or reject the Plan.

C.	Intercompany Claims

Notwithstanding anything herein to the contrary, Holders of Intercompany Claims shall not be eligible to receive any distribution on account of such Claim; the treatment of the Class 7 Claims accounts for such Intercompany Claims and includes compromises and settlements on account thereof.

D.	Special Provision Governing Unimpaired Claims

Except as otherwise provided herein, nothing under the Plan shall affect the Debtors’ rights in respect of any Unimpaired Claims, including, without limitation, all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claims.

E.	Special Provisions Regarding the Treatment of Allowed Secondary Liability Claims

The classification and treatment of Allowed Claims under the Plan take into consideration all Allowed Secondary Liability Claims. On the Effective Date, the Allowed Secondary Liability Claims arising from or related to any Debtor’s joint or several liability for the obligations under any (1) Allowed Claim that is being reinstated under the Plan or (2) Executory Contract or Unexpired Lease that is being assumed or deemed assumed by another Debtor or under any Executory Contract or Unexpired Lease that is being assumed by a Debtor (whether or not assigned to another Debtor or any other Entity) shall be reinstated.

F.	Discharge of Claims

Pursuant to section 1141(c) of the Bankruptcy Code, all Claims and Equity Interests that are not expressly provided for and preserved herein shall be extinguished upon Confirmation. Upon Confirmation, the Debtors and all property dealt with herein shall be free and clear of all such claims and interests, including, without limitation, liens, security interests and any and all other encumbrances. Notwithstanding anything in the Plan to the contrary, and solely with respect to the Commission, the discharge, release and injunction provisions of the Plan are not intended and shall not be construed to bar the Commission from pursuing any police or regulatory action against the Debtors to the extent such actions are excepted from the automatic stay provisions of section 362 of the Bankruptcy Code.

G.	Operation of Cash-Out Election

In exchange for assigning to Sopris such Holder’s Allowed Class 7A, 7B or 7E Claims, each Cash-Out Elector shall be entitled to receive Cash. If the Cash-Out Electors’ Aggregate Equity Allocation does not exceed 2 million shares of New Common Stock, each Cash-Out Elector will receive $5 of Cash for each share of New Common Stock that would have been issued on account of such Cash-Out Elector’s Allowed Class 7A, 7B and/or 7E Claims participating in the Cash-Out Election had the Holder not made the Cash-Out Election. If the Cash-Out Electors’ Aggregate Equity Allocation exceeds 2 million shares of New Common Stock, each Cash-Out Elector will receive an amount of Cash equal to the product of (a) the number of shares of New Common Stock that would have been issued on account of such Cash-Out Elector’s Allowed Class 7A, 7B and 7E Claims participating in the Cash-Out Election had the Holder not made the Cash-Out Election divided by the Cash-Out Electors’ Aggregate Equity Allocation, multiplied by (b) the Cash-Out Maximum Value. In no circumstance will the amount of Cash made available to Cash-Out Electors on account of making Cash-Out Elections exceed $10 million. The decision to make the Cash-Out Election is irrevocable, regardless of the actual number of Cash-Out Electors and regardless of the actual Cash-Out Electors’ Aggregate Equity Allocation. Because the number of shares of New Common Stock to be issued to a Holder of Class 7A Claims not making the Cash-Out election on account of its Allowed Class 7A Claims is limited to such number having a value (measured by the Implied Plan Value) of 9% of its Allowed Claims, the amount of Cash available to Cash-Out Electors on account of Allowed Claims in Class 7A is no more than 4.5% of such Cash-Out Electors’ Allowed Class 7A Claims and may be less if the Cash-Out Electors’ Aggregate Equity Allocation exceeds 2 million shares of New Common Stock. To the extent that the percentage of Unsecured Claim Equity Allocation allocated to Class 7A is reduced because the value (measured by the Implied Plan Value) of the New Common Stock allocated to Class 7A exceeds 9% of the Allowed Amount of the Class 7A Claims, the percentage of the Warrants and Litigation Trust Distributions allocated to Class 7A will be reduced by a corresponding percentage.

ARTICLE IV.

ACCEPTANCE OR REJECTION OF THE PLAN

A.	Presumed Acceptance of Plan

Classes 1 and 2 are Unimpaired under the Plan, and are, therefore, presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

B.	Voting Classes

Each Holder of an Allowed Claim as of the Record Date in each of the Voting Classes shall be entitled to vote to accept or reject the Plan.

C.	Acceptance by Impaired Classes of Claims

Pursuant to section 1126(c) of the Bankruptcy Code and except as otherwise provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims has accepted the Plan if the Holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims in such Class actually voting have voted to accept the Plan.

D.	Presumed Rejection of Plan

Classes 8 and 9 are Impaired and shall receive no distribution under the Plan on account of their Claims or Interests and are, therefore, presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

E.	Cramdown

The Debtors request Confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any Impaired Class that does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. The Debtors reserve the right to modify the Plan in accordance with Article XIII.F hereof to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

ARTICLE V.

MEANS FOR IMPLEMENTATION OF THE PLAN

A.	Corporate Existence

Except to the extent that a Debtor ceases to exist pursuant hereto, each Debtor shall continue to exist after the Effective Date as a separate corporate entity or limited liability company, with all the powers of a corporation or limited liability company pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents in the case of a limited liability company) in effect prior to the Effective Date, except to the extent such certificate of incorporation or bylaws (or other formation documents in the case of a limited liability company) are amended by the Plan or otherwise and, to the extent such documents are amended, such documents are deemed to be authorized pursuant hereto and without the need for any other approvals, authorizations, actions or consents.

B.	Creation of MG Real Estate

As necessary or appropriate to facilitate the collateralization requirements under the Exit Facility and the Amended and Restated First Lien Credit Agreement, the Debtors or the Reorganized Debtors are authorized to take all actions necessary to create MG Real Estate, either by changing the name of an existing entity or by forming a new entity, and to transfer into such entity all real property interests owned or leased by the Debtors. In furtherance of and without limiting the foregoing, the Debtors or the Reorganized Debtors are authorized, without limitation, to assign their assumed real property leases to MG Real Estate as provided for in Article VI.A.7 hereof. The Confirmation Order shall approve the transfers provided for herein.

C.	Vesting of Assets in the Reorganized Debtors

Except as otherwise provided herein or in any agreement, instrument or other document relating thereto, on or after the Effective Date, all property of each Estate and any property acquired including by any of the Debtors pursuant hereto shall vest in each respective Reorganized Debtor, free and clear of all liens, Claims, charges or other encumbrances. Except as may be provided herein, on and after the Effective Date, each Reorganized Debtor may operate its business and may use, acquire or dispose of property and compromise or settle any Claims without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order.

D.	Intercompany Interests

Intercompany Interests shall be retained, and the legal, equitable and contractual rights to which the Holders of such Intercompany Interests are entitled shall remain unaltered in order to implement the Plan.

E.	Exit Facility

On the Effective Date, the Reorganized Debtors shall enter into the Exit Facility to obtain the funds necessary to satisfy the DIP Credit Agreement Claims, make other payments hereunder and conduct their post-reorganization operations.

F.	Rights Offering

The Plan contemplates that the Debtors shall raise the Rights Offering Amount through the Rights Offering. On the Effective Date, the Debtors shall consummate the Rights Offering, through which each Rights Offering Participant shall have the opportunity to purchase that number of Rights Offering Shares equal to its Pro Rata ownership of the 11% Senior Notes. The Rights Offering will dilute the New Common Stock issued on account of Allowed Class 6 and Class 7 Claims hereunder. The Rights Offering will be fully backstopped by Sopris in accordance with the terms and conditions of the Backstop Rights Purchase Agreement. In return for its Backstop Commitment, Sopris shall receive the Rights Offering Commitment Fee Equity Allocation.

G.	New Common Stock

On the Effective Date or as soon as reasonably practicable thereafter, Reorganized Movie Gallery shall issue or reserve for issuance up to 25,000,000 shares of New Common Stock to certain Holders of Allowed Claims pursuant to the terms set forth herein and including, without limitation, pursuant to the Rights Offering and Backstop Rights Purchase Agreement, subject to dilution as set forth herein.

H.	Warrants

On the Effective Date or as soon as reasonably practicable thereafter, Reorganized Movie Gallery shall issue the Warrants to certain Holders of Allowed Class 6 and Class 7 Claims pursuant to the terms set forth herein and the Warrant Agreement.

I.	Amended and Restated First Lien Credit Agreement

The Confirmation Order shall constitute an order of the Bankruptcy Court approving the Amended and Restated First Lien Credit Agreement.

J.	Amended and Restated Second Lien Credit Agreement

The Confirmation Order shall constitute an order of the Bankruptcy Court approving the Amended and Restated Second Lien Credit Agreement.

K.	Second Lien Conversion Equity Allocation

On the Effective Date, the Allowed Sopris Second Lien Claims shall receive the Second Lien Conversion Equity Allocation as set forth in Article III.B.4(c) hereof.

L.	Cash-Out Election

On or as soon as reasonably practicable after the Effective Date, each Holder of an Allowed Claim in Class 7A, 7B or 7E that makes the Cash-Out Election will receive, in exchange for assigning to Sopris such Holder’s Allowed Claim and making the Cash-Out Election, an amount in Cash to be paid by Sopris as calculated by Article III above.

M.	Director and Officer Liability Insurance

On or before the Effective Date, Reorganized Movie Gallery shall obtain reasonably sufficient tail coverage under a directors and officers’ liability insurance policy for the current and former directors and officers for a term of six years. As of the Effective Date, the Debtors shall assume all of the D&O Liability Insurance Policies pursuant to section 365(a) of the Bankruptcy Code. Unless previously effectuated by separate order entered by the Bankruptcy Court, entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Debtors’ foregoing assumption of each of the D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained herein, Confirmation of the Plan shall not discharge, impair or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation shall be deemed and treated as an Executory Contract that has been assumed by the Debtors hereunder as to which no Proof of Claim need be Filed.

N.	Management and Director Equity Incentive Programs

On the Effective Date, 10% of the New Common Stock, on a fully-diluted basis, shall be reserved for issuance as grants of equity, restricted stock or options in connection with the Reorganized Debtors’ Management and Director Equity Incentive Program. At a minimum, 50% of such awards shall be granted not later than 60 days after the Effective Date. It is contemplated that the Reorganized Debtors’ Management and Director Equity Incentive Program will dilute the New Common Stock issued through the Rights Offering and on account of Claims hereunder.

O.	Sources of Cash for Plan Distributions

All consideration necessary for the Reorganized Debtors to make payments or distributions pursuant hereto shall be obtained from the Exit Facility, the Rights Offering, the commitment by Sopris to fund the Cash-Out Election up to the Cash-Out Maximum Value, the Litigation Trust Recovery Proceeds or other Cash from the Debtors, including Cash from operations.

P.	Securities Registration Exemption

Except as set forth below, the New Common Stock and Warrants to be issued to Holders of Allowed Claims in Classes 6, 7A, 7B and 7E, the Subscription Rights to be issued to Holders of 11% Senior Note Claims and the New Common Stock to be issued pursuant to the Warrants and the Subscription Rights will be issued without registration under the Securities Act or any similar federal, state or local law in reliance upon the exemptions set forth in section 1145 of the Bankruptcy Code.

The New Common Stock to be issued to Sopris in connection with its Backstop Commitment will be issued without registration under the Securities Act or any similar federal, state or local law and in reliance upon the exemptions set forth in section 4(2) of the Securities Act or Regulation D promulgated thereunder. In that regard, Sopris has made customary representations to the Debtors including that it is an “accredited investor” as defined under Rule 501 of Regulation D.

To the extent the Reorganized Debtors remain subject to reporting requirements of the Exchange Act following the Effective Date, the Reorganized Debtors intend to file a Form S-8 registration statement with the Commission to register the shares of the New Common Stock issued under the Management and Director Equity Incentive Program under the Securities Act. To the extent that the Reorganized Debtors are no longer subject to the reporting requirements of the Exchange Act, the Reorganized Debtors intend to make awards under the Management and Director Equity Incentive Plan without registration under the Securities Act or any similar federal, state or local law in reliance upon the exemption set forth in section 701 of the Securities Act or as a result of the issuance or grant of such equity award not constituting a “sale” under Section 2(3) of the Securities Act.

Q.	Issuance and Distribution of the New Common Stock and Warrants

On or immediately after the Effective Date, the Reorganized Debtors shall issue or reserve for issuance all securities required to be issued pursuant hereto, including, without limitation, pursuant to the Rights Offering, the Backstop Rights Purchase Agreement and the Warrant Agreement. The shares of New Common Stock issued under the Plan and any shares issued in connection with the exercise of Warrants that, in each case, are issued under Section 1145 of the Bankruptcy Code, will be freely tradable, subject to any applicable restrictions of the federal and state securities laws. All other shares of New Common Stock will be tradable only to the extent described above under Article V.P hereof. All of the shares of New Common Stock issued pursuant to the Plan shall be duly authorized, validly issued and, if applicable, fully paid and non-assessable. Each distribution and issuance referred to in Article VII hereof shall be governed by the terms and conditions set forth herein applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.

In connection with the distribution of New Common Stock to current or former employees of the Debtors, the Reorganized Debtors may take whatever actions are necessary to comply with applicable federal, state, local and international tax withholding obligations, including withholding from distributions a portion of the New Common Stock and selling such securities to satisfy tax withholding obligations including, without limitation, income, social security and Medicare taxes.

R.	Registration of Certain New Common Stock

On or after the Effective Date, the Reorganized Debtors shall execute and deliver the Registration Rights Agreement.

S.	Listing of New Common Stock

The Reorganized Debtors shall not be obligated to list the New Common Stock on a national securities exchange.

T.	Release of Liens, Claims and Equity Interests

Except as otherwise provided herein or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article VII hereof, all Claims, Equity Interests, mortgages, deeds of trust, liens or other security interests against the property of any Estate shall be fully released and discharged.

U.	Certificate of Incorporation and Bylaws

The certificates of incorporation and bylaws (or other formation documents relating to limited liability companies) of the Debtors shall be amended as may be required to be consistent with the provisions of the Plan and the Bankruptcy Code. On or as soon as reasonably practicable after the Effective Date, each of the Reorganized Debtors shall file new certificates of incorporation with the secretary of state (or equivalent state officer or entity) of the state under which each such Reorganized Debtor is or is to be incorporated, which, as required by section 1123(a)(6) of the Bankruptcy Code, shall prohibit the issuance of non-voting securities. After the Effective Date, each Reorganized Debtor may file a new, or amend and restate its existing, certificate of incorporation, charter and other constituent documents as permitted by the relevant state corporate law.

V.	Directors and Officers of Reorganized Movie Gallery

The New Board shall consist of 7 directors, consisting of: (a) Joe T. Malugen; (b) 4 directors designated by Sopris in its sole discretion; (c) 1 director designated by Sopris, subject to the reasonable approval of (i) the First Lien Lenders and (ii) the Second Lien Lenders, provided that in each case, the Holders of Class 3 Claims or the Holders of Class 4 Claims, as applicable, vote to accept the Plan; and (d) 1 director designated by the Committee, subject to the reasonable approval of Sopris, provided that Classes 7B and 7E vote to accept the Plan and otherwise, as designated in the Plan Supplement. Any directors designated pursuant to this section shall be subject to approval of the Bankruptcy Court pursuant to section 1129(a)(5) of the Bankruptcy Code.

W.	Litigation Trust

1.	Generally

The powers, authority, responsibilities and duties of the Litigation Trust, the Litigation Trustee and the Litigation Trust Committee are set forth in and shall be governed by the Litigation Trust Agreement. The Committee shall designate the initial Litigation Trustee. The Litigation Trust Agreement shall contain provisions customary to trust agreements utilized in comparable circumstances, including, without limitation, any and all provisions necessary to ensure the continued treatment of the Litigation Trust as a grantor trust and the Litigation Trust Beneficiaries as the grantors and owners thereof for federal income tax purposes. The Litigation Trust and the Litigation Trustee shall be bound by the Plan and shall not challenge any provision of the Plan.

2.	Purpose and Establishment of the Litigation Trust

On the Effective Date, the Litigation Trust shall be established for the primary purpose of liquidating its assets with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the purpose of the Litigation Trust. Upon the transfer by the Debtors of the Litigation Trust Assets to the Litigation Trust, the Debtors or the Reorganized Debtors, as applicable, will have no reversionary or further interest in or with respect to the Litigation Trust Assets or the Litigation Trust. For all federal income tax purposes, the Litigation Trust Beneficiaries will be treated as grantors and owners thereof and it is intended that the Litigation Trust be classified as a liquidating trust under Section 301.7701-4 of the Treasury Regulations and that such trust is owned by the Litigation Trust Beneficiaries. Accordingly, for federal income tax purposes, it is intended that the Litigation Trust Beneficiaries be treated as if they had received a distribution of an undivided interest in the Litigation Trust Assets and then contributed such interests to the Litigation Trust. Accordingly, the Litigation Trust shall, in an expeditious but orderly manner, liquidate and convert to Cash the Litigation Trust Assets, make timely distributions to Litigation Trust Beneficiaries pursuant to the Plan and the Litigation Trust Agreement and not unduly prolong its duration. The Litigation Trust shall not be deemed a successor in interest of the Debtors for any purpose other than as specifically set forth herein or in the Litigation Trust Agreement. The Litigation Trust is intended to qualify as a “grantor trust” for federal income tax purposes with the Litigation Trust Beneficiaries treated as grantors and owners of the trust.

On the Effective Date, the Reorganized Debtors, on behalf of the Litigation Trust Beneficiaries shall execute the Litigation Trust Agreement and shall take all other steps necessary to establish the Litigation Trust pursuant to the Litigation Trust Agreement and consistent with the Plan. On the Effective Date, and in accordance with and pursuant to the terms of the Plan, the Reorganized Debtors shall transfer, assign and deliver to the Litigation Trust all of their rights, title and interests in all of the Litigation Trust Assets, notwithstanding any prohibition of assignability under non-bankruptcy law. In connection with the transfer of such assets, any attorney client privilege, work product privilege or other privilege or immunity attaching to any documents or communications (whether written or oral) transferred to the Litigation Trust shall vest in the Litigation Trust and its representatives, and the Debtors and the Litigation Trust are authorized to take all necessary actions to effectuate the transfer of such privileges. The Litigation Trust shall agree to accept and hold the Litigation Trust Assets in the Litigation Trust for the benefit of the Litigation Trust Beneficiaries, subject to the terms of the Plan and the Litigation Trust Agreement. All parties (including the Debtors, the Litigation Trustee and the Litigation Trust Beneficiaries) shall execute any documents or other instruments as necessary to cause title to the Litigation Trust Assets to be transferred to the Litigation Trust.

3.	Prosecution of Litigation Trust Assets

Litigation Trust Assets may only be prosecuted or settled by the Litigation Trust. The Reorganized Debtors may not prosecute or settle any Litigation Trust Assets.

4.	Distributions

The Litigation Trust shall make distributions to the Litigation Trust Beneficiaries in accordance with the terms of the Litigation Trust Agreement. The Litigation Trust Committee may authorize the Litigation Trust to retain Litigation Trust Recovery Proceeds to fund additional litigation with respect to Litigation Trust Assets.

5.	Appointment of the Litigation Trustee

On the Effective Date and in compliance with the provisions of the Plan and the Litigation Trust Agreement, William Kaye, the chairman of the Committee, will be appointed Litigation Trustee in accordance with the Litigation Trust Agreement and, thereafter, any successor Litigation Trustee shall be appointed and serve in accordance with the Litigation Trust Agreement. The Litigation Trustee or any successor thereto will administer the Litigation Trust in accordance with the Litigation Trust Agreement.

6.	Funding Expenses of the Litigation Trust

On the Effective Date, the Reorganized Debtors will deposit with the Litigation Trust an amount in Cash equal to $300,000 to fund the expenses of the Litigation Trust, provided that the Litigation Trust Committee may request from the Reorganized Debtors up to an additional $300,000 to fund such expenses to be paid in Sopris’ sole discretion, which additional amount, if paid, shall be repaid to the Reorganized Debtors from Litigation Trust Recovery Proceeds.

7.	Distributions; Withholding

The Litigation Trust shall make distributions to the Litigation Trust Beneficiaries when and as authorized by the Litigation Trust Committee pursuant to the Litigation Trust Agreement. The Litigation Trust may withhold from amounts otherwise distributable to any Entity any and all amounts required by the Litigation Trust Agreement, any law, regulation, rule, ruling, directive, treaty or other governmental requirement.

8.	Termination of the Litigation Trust

The Litigation Trust shall terminate as soon as practicable, but in no event later than the fifth anniversary of the Effective Date; provided that, on or later than the date that is six months prior to the Initial Trust Termination Date, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Litigation Trust for a finite period (any such extension representing an “Extended Trust Termination Date”) if such an extension is necessary to complete any pending litigation or any distribution required under the Litigation Trust Agreement. Notwithstanding the foregoing, multiple extensions may be obtained so long as Bankruptcy Court approval is obtained no more than six months prior to the expiration of each Extended Trust Termination Date.

9.	Litigation Trust Committee

Membership, duties, responsibilities and powers of the Litigation Trust Committee shall be as set forth in the Litigation Trust Agreement.

X.	Creation of Retained Professional Escrow Account

On the Effective Date, the Reorganized Debtors shall establish the Retained Professional Escrow Account and reserve the amounts necessary to ensure the payment of all Accrued Professional Compensation.

Y.	Effectuating Documents; Further Transactions; Exemption from Certain Transfer Taxes

The Debtors or the Reorganized Debtors, as applicable, may take all actions to execute, deliver, File or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan, including, without limitation, the distribution of the securities to be issued pursuant hereto in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, actions or consents except for those expressly required pursuant hereto. The secretary and any assistant secretary of each Debtor shall be authorized to certify or attest to any of the foregoing actions.

Prior to, on or after the Effective Date (as appropriate), all matters provided for pursuant to the Plan that would otherwise require approval of the shareholders, directors or members of the Debtors shall be deemed to have been so approved and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to applicable law and without any requirement of further action by the shareholders, directors, managers or partners of the Debtors, or the need for any approvals, authorizations, actions or consents.

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant hereto shall not be subject to any stamp tax or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such tax or governmental assessment. Such exemption specifically applies, without limitation, to all documents necessary to evidence and implement the provisions of and the distributions to be made under the Plan, including the Exit Facility, the Amended and Restated First Lien Credit Agreement (and the providing of security therefor), the Amended and Restated Second Lien Credit Agreement (and the providing of security therefor), the Backstop Rights Purchase Agreement, the issuance of New Common Stock and Warrants, the Warrant Agreement, the transfer of the Litigation Trust Assets to the Litigation Trust, any transfer of owned and leased real property interests to MG Real Estate as provided for in Article VI.A.7 hereof and the maintenance or creation of security therein as contemplated by the Exit Facility, the Amended and Restated First Lien Credit Agreement and the Amended and Restated Second Lien Credit Agreement.

Z.	Cancellation of Notes and Equity Interests

On the Effective Date, except to the extent otherwise provided herein, all notes, stock, instruments, certificates and other documents evidencing the 9.625% Senior Subordinated Notes, the 11% Senior Notes and the Equity Interests shall be canceled, and the obligations of the Debtors thereunder or in any way related thereto shall be fully released and discharged. On the Effective Date, except to the extent otherwise provided herein, any indenture relating to any of the foregoing, including, without limitation, the 9.625% Senior Subordinated Notes Indenture and the 11% Senior Notes Indenture shall be deemed to be canceled, as permitted by section 1123(a)(5)(F) of the Bankruptcy Code, and the obligations of the Debtors thereunder shall be fully released and discharged. The 9.625% Senior Subordinated Notes Indenture and the 11% Senior Notes Indenture shall continue in effect solely for the purposes of: (1) allowing Holders of the 9.625% Senior Subordinated Notes Claims and the 11% Senior Notes Claims to receive distributions under the Plan; and (2) allowing and preserving the rights of the Indenture Trustees to (a) make distributions in satisfaction of Allowed 9.625% Senior Subordinated Notes Claims and Allowed 11% Senior Notes Claims, (b) exercise their respective charging liens against any such distributions, (c) effectuate the Rights Offering on behalf of the Holders of the 11% Senior Notes Claims and (d) seek compensation and reimbursement for any fees and expenses incurred in making such distributions.

AA.	Discharge of Obligations Under the First Lien Credit Facilities and Second Lien Credit Agreement

On the Effective Date, except to the extent otherwise provided herein, the Debtors’ obligations under the First Lien Credit Facilities and the Second Lien Credit Agreement shall be fully released, discharged and superseded in full by the Debtors’ obligations under the Amended and Restated First Lien Credit Agreement and Amended and Restated Second Lien Credit Agreement, respectively.

ARTICLE VI.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases

1.	Rejection of Executory Contracts and Unexpired Leases

Each Executory Contract or Unexpired Lease shall be deemed automatically rejected in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless any such Executory Contract or Unexpired Lease:

(a)	has been previously assumed by the Debtors by Final Order of the Bankruptcy Court;

(b)	has been assumed by the Debtors by order of the Bankruptcy Court as of the Effective Date, which order becomes a Final Order after the Effective Date;

(c)	is the subject of a motion to assume or reject pending as of the Effective Date;

(d)	is listed on the schedule of “Assumed Executory Contracts and Unexpired Leases” in the Plan Supplement;

(e)	is an Employee-Related Agreement; provided, however, that such Executory Contracts and Unexpired Leases shall be treated as set forth in Article VI.A.3 hereof;

(f)	is a D&O Liability Insurance Policy; provided, however, that such Executory Contracts and Unexpired Leases shall be treated as set forth in Article VI.A.4 hereof;

(g)	is an Indemnification Provision; provided, however, that such Executory Contracts and Unexpired Leases shall be treated as set forth in Article VI.A.5 hereof;

(h)	is otherwise assumed pursuant to the terms herein.

The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. Non-Debtor parties to Executory Contracts or Unexpired Leases that are deemed rejected as of the Effective Date shall have the right to assert any Claim on account of the rejection of such Executory Contracts or Unexpired Leases, including under section 503 of the Bankruptcy Code; provided that such Claims must be Filed by the applicable Claims Bar Date and otherwise in accordance herewith.

The Debtors are deemed to have abandoned any furniture, fixtures, equipment, inventory and other personal property located at the premises of Unexpired Leases of nonresidential real property (as such term is used in section 365 of the Bankruptcy Code) for which the rejection is first effective on or after the Effective Date, as of the later of (i) the Effective Date, (ii) the effective date of rejection and (iii) the date the Debtors have turned over possession of such premises to the respective landlord. The Debtors shall have no administrative expense liability to any of their landlords for rental charges or occupancy of the leased premises after such abandonment by virtue of the continued presence at such premises of such abandoned property. Landlords at premises with such abandoned property may, in their sole discretion and without further notice, dispose of such abandoned property without liability to the Debtors or any non-Debtor third party claiming any interest in such property (including any DIP Credit Agreement Claim, First Lien Claim, Second Lien Claim or Other Secured Claim) and, to the extent applicable, the automatic stay shall be modified to allow such disposition. The Debtors shall endeavor to provide such third parties prior, specific, reasonable notice that they must retrieve the property in which they claim an interest prior to or upon such abandonment or such property shall be deemed so abandoned without further notice to or action, order or approval of the Bankruptcy Court and such landlords or their designee shall be free to dispose of same without liability or recourse to such landlords. Notwithstanding the Debtors’ required efforts to provide prior, specific, reasonable notice to such third parties, the Plan and any notices of the Effective Date shall be deemed sufficient notice to such third parties to effectuate such abandonment and enable landlords to dispose of such abandoned property without liability or recourse.

Notwithstanding the foregoing paragraph, (a) if any abandonment pursuant hereto constitutes a breach of the Amended and Restated First Lien Credit Agreement, the terms of the Amended and Restated First Lien Credit Agreement shall be controlling as between the Debtors, the First Lien Agents and the First Lien Lenders, and the First Lien Agents and/or First Lien Lenders shall be permitted to exercise rights under the Amended and Restated First Lien Credit Agreement as a result of such breach and (b) if any abandonment pursuant hereto constitutes a breach of the Amended and Restated Second Lien Credit Agreement, the terms of the Amended and Restated Second Lien Credit Agreement shall be controlling as between the Debtors, the Second Lien Agents and the Second Lien Lenders, and the Second Lien Agents and/or Second Lien Lenders shall be permitted to exercise rights under the Amended and Restated Second Lien Credit Agreement (subject to the intercreditor agreement between the First Lien Collateral Agent and the Second Lien Collateral Agent) as a result of such breach.

The right of any party in interest to assert a Claim against the Debtors’ estate for costs associated with the removal or disposition of such abandoned property is fully preserved; provided that any such Claim must be Filed by the applicable Claims Bar Date and otherwise in accordance herewith; provided, further, that the rights of all parties, including the Debtors, to contest any such Claim shall be fully preserved.

2.	Assumption of Executory Contracts and Unexpired Leases

On the Effective Date, the Debtors shall assume all of the Executory Contracts and Unexpired Leases listed on the schedule of “Assumed Executory Contracts and Unexpired Leases” in the Plan Supplement.

3.	Assumption of Employee-Related Agreements

On the Effective Date, the Debtors shall assume all of the Employee-Related Agreements. The designation of a contract as an Employee-Related Agreement shall not be deemed an admission that such contract constitutes an Executory Contract.

4.	Assumption of Director and Officer Insurance Policies

As of the Effective Date, the Debtors shall assume all of the D&O Liability Insurance Policies pursuant to sections 365(a) or 1123 of the Bankruptcy Code. Notwithstanding anything to the contrary contained herein, Confirmation of the Plan shall not discharge, impair or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation shall be deemed and treated as an Executory Contract that has been assumed by the Debtors hereunder as to which no Proof of Claim need be Filed.

5.	Assumption of Indemnification Provisions

On the Effective Date, the Debtors shall assume all of the Indemnification Provisions. All Indemnification Provisions in place on and prior to the Effective Date for current and former directors, officers and members (including ex officio members) of the Debtors and their subsidiaries and such current and former directors and officers or members’ respective Affiliates shall survive the Effective Date for Claims related to or in connection with any actions, omissions or transactions occurring prior to the Effective Date; provided, however, that, notwithstanding the foregoing and notwithstanding anything herein to the contrary, neither the Debtors nor the Reorganized Debtors shall indemnify, or assume any Indemnification Provision as to, any of the Non-Released Parties for any matter.

6.	Approval of Assumptions

The Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions described in this Article VI pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption of such Executory Contract or Unexpired Lease will be deemed to have consented to such assumption.

7.	Assignment of Assumed Lease of Real Property

On the Effective Date, except to the extent otherwise determined by the Debtors with the consent of the First Lien Agents, all Unexpired Leases of real property as to which the assumption by the Debtors under sections 365(a) or 1123 of the Bankruptcy Code has been approved by order of the Bankruptcy Court, including the Confirmation Order, shall be assigned to MG Real Estate pursuant to section 365(f) of the Bankruptcy Code, and the Confirmation Order shall specifically provide for the approval of such assignments. Any evidentiary showings required for such assignment of leases for which the hearing on assumption occurs on or prior to the Confirmation Hearing shall be made in connection with the Confirmation Hearing and objections to such assignment on any ground, including lack of “adequate assurance of future performance,” if applicable, shall be made by the applicable lessor by the deadline for objecting to the Plan; provided that as to any assignment issue not set forth in the Plan, if any, in connection with such requested assignment of which the non-Debtor party to such Unexpired Lease first receives notice later than 10 days prior to such deadline, such party shall be entitled to object only as to such issue until the earlier of 10 days after such notice and the hearing at which such assignment is considered. For such Unexpired Leases for which the hearing on assumption occurs after the Confirmation Hearing, if any, such evidentiary showing and objections to such assignment shall be made at the hearing with respect to assumption of such Unexpired Lease. On or as soon as reasonably practicable after the Effective Date, the Debtors shall provide documentary evidence of each such assignment to the applicable lessor and, if necessary, shall record such documents in the real property records of the applicable jurisdiction. Notwithstanding such assignments, the original Debtor-lessee under any such Unexpired Lease of real property, and any Debtor-guarantor thereof, shall continue to be obligated on the lease to the full extent of their respective obligations as such obligations existed prior to the assignment to MG Real Estate, and the Confirmation Order shall so provide.

B.	Claims on Account of the Rejection of Executory Contracts or Unexpired Leases

All Proofs of Claim arising from the rejection of Executory Contracts or Unexpired Leases must be Filed with the Voting and Claims Agent before the latest of:

1. the applicable Claims Bar Date;

2. the earlier of 60 days after notice of entry of an order of the Bankruptcy Court, including the Confirmation Order, authorizing the rejection of such Executory Contract or Unexpired Lease and 120 days after entry of such order; and

3. 60 days after the effective date of the rejection of such Executory Contract or Unexpired Lease.

Any Entity that is required to file a Proof of Claim arising from the rejection of an Executory Contract or an Unexpired Lease that fails to timely do so shall be forever barred, estopped and enjoined from asserting such Claim, and such Claim shall not be enforceable, against any Debtor or any Reorganized Debtor or their Estates and property, and the Debtors or the Reorganized Debtors and their Estates and property shall be forever discharged from any and all indebtedness and liability with respect to such Claim unless otherwise ordered by the Bankruptcy Court or as otherwise provided herein. All such Claims shall, as of the Effective Date, be subject to the permanent injunction set forth in Article X.G hereof.

YOUR EXECUTORY CONTRACT OR UNEXPIRED LEASE IS AUTOMATICALLY REJECTED AS OF THE EFFECTIVE DATE, UNLESS YOUR EXECUTORY CONTRACT OR UNEXPIRED LEASE: (A) WAS PREVIOUSLY ASSUMED BY THE DEBTORS BY FINAL ORDER OF THE BANKRUPTCY COURT; (B) WAS ASSUMED BY THE DEBTORS BY ORDER OF THE BANKRUPTCY COURT AS OF THE EFFECTIVE DATE, WHICH ORDER BECOMES A FINAL ORDER AFTER THE EFFECTIVE DATE; (C) IS THE SUBJECT OF A MOTION TO ASSUME OR REJECT PENDING ON OR BEFORE THE EFFECTIVE DATE; (D) IS LISTED ON THE SCHEDULE OF “ASSUMED CONTRACTS AND UNEXPIRED LEASES” IN THE PLAN SUPPLEMENT; (E) IS AN EMPLOYEE-RELATED AGREEMENT; (F) IS A D&O LIABILITY INSURANCE POLICY; (G) IS AN INDEMNIFICATION PROVISION; OR (H) IS OTHERWISE ASSUMED PURSUANT TO THE TERMS HEREIN.

THE BAR DATE FOR FILING CLAIMS BASED ON REJECTION OF EXECUTORY CONTRACTS OR UNEXPIRED LEASES IS THE LATEST OF: (A) THE APPLICABLE CLAIMS BAR DATE; (B) THE EARLIER OF 60 DAYS AFTER NOTICE OF ENTRY OF THE ORDER AUTHORIZING REJECTION, INCLUDING THE CONFIRMATION ORDER, AND 120 DAYS AFTER ENTRY OF SUCH ORDER; AND (C) 60 DAYS AFTER THE EFFECTIVE DATE OF THE REJECTION OF SUCH EXECUTORY CONTRACT OR UNEXPIRED LEASE. A NOTICE OF THE EFFECTIVE DATE OF THE PLAN, INCLUDING NOTICE REGARDING THE REJECTION OF EXECUTORY CONTRACTS OR UNEXPIRED LEASES, WILL BE SENT TO ALL KNOWN CREDITORS.

C.	Procedures for Counterparties to Executory Contracts and Unexpired Leases Assumed Pursuant to the Plan

A NOTICE OF THE EFFECTIVE DATE OF THE PLAN, INCLUDING NOTICE REGARDING THE ASSUMPTION OR ASSUMPTION AND ASSIGNMENT OF EXECUTORY CONTRACTS OR UNEXPIRED LEASES, WILL BE SENT TO ALL KNOWN CREDITORS. For known non-Debtor parties to Executory Contracts and Unexpired Leases assumed or assumed and assigned pursuant to the Plan, such notice or separate notices will be sent on or as soon as practicable after the Effective Date notifying such Entities regarding the Executory Contracts and Unexpired Leases to which it is a counterparty that have been assumed or assumed and assigned pursuant to the Plan.

Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including hereunder, except Proofs of Claim asserting Cure Claims pursuant to the order approving such assumption, including the Confirmation Order, shall be deemed disallowed and expunged from the Claims Register as of the Effective Date without any further notice to or action, order or approval of the Bankruptcy Court.

1.	Unexpired Leases of Nonresidential Real Property Assumed Pursuant to the Plan

With respect to any Unexpired Lease of nonresidential real property (as such term is used in section 365 of the Bankruptcy Code) to be assumed pursuant hereto (including pursuant to Article VI.A hereof), any objections to: (a) the ability of the Reorganized Debtors to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code), if applicable, under the Executory Contract or the Unexpired Lease to be assumed; (b) the assumption of such Unexpired Lease pursuant to the Plan; (c) the procedures for the payment of Cure Claims for such Unexpired Leases; or (d) any other matter pertaining to such assumption, must have been filed by the deadline to object to Confirmation; provided that as to any assumption issue not set forth in the Plan, if any, of which the non-Debtor party to such Unexpired Lease first receives notice later than 10 days prior to such deadline, such party shall be entitled to object only as to such issue until the earlier of 10 days after such notice and the hearing at which such assumption is considered.

With respect to any Unexpired Lease of nonresidential real property (as such term is used in section 365 of the Bankruptcy Code) to be assumed pursuant hereto (including pursuant to Article VI.A hereof), all Cure Claims shall be satisfied as follows:

(a)	with respect to amounts that are the subject of (i) an order that becomes a Final Order or (ii) an agreement between the Debtors and the non-Debtor counterparty to such Unexpired Lease, in each case in accordance with the procedures approved by the Bankruptcy Court pursuant to the Order Authorizing and Approving Procedures for Determining Prepetition Cure Amounts for Unexpired Leases of Nonresidential Real Property that May Be Assumed by the Debtors entered on January 8, 2008 [Docket No. 1248], the Reorganized Debtors that are counterparties to such Unexpired Lease shall pay the amounts that are the subject of such agreement or order no later than 5 Business Days after the latest of (x) the date the aforementioned order becomes a Final Order or the aforementioned agreement is reached, (y) the Effective Date and (z) if such Unexpired Lease is assumed pursuant to an order that becomes a Final Order (other than the Confirmation Order), the date such order becomes a Final Order; provided that the parties to such Unexpired Lease may agree to other terms without any further notice to or action, order or approval of the Bankruptcy Court; provided, however, that such amounts must be returned by any non-Debtor counterparty to an Unexpired Lease of nonresidential real property (as such term is used in section 365 of the Bankruptcy Code) as soon as practicable if such Unexpired Lease is not assumed pursuant to the terms hereof or an order of the Bankruptcy Court that becomes a Final Order and the obligation to return such amounts shall thereupon automatically accrue without the need for any further notice to or action, order or approval of the Bankruptcy Court;

(b)	with respect to all other amounts that constitute the Cure Claim for such Unexpired Lease, the Reorganized Debtors that are counterparties to such Unexpired Lease and MG Real Estate, to the extent such Unexpired Lease has been assigned to MG Real Estate, shall remain liable for such amounts in accordance with the terms of the Unexpired Lease notwithstanding any other provision of the Plan or the Confirmation Order, including under Article X hereof, and the Confirmation Order shall so provide; provided that the parties to such Unexpired Lease may agree to other terms without any further notice to or action, order or approval of the Bankruptcy Court; and

(c)	if a non-Debtor party to such Unexpired Lease seeks to request payment of Cure Claims other than as set forth herein, such request must be Filed and served on the Reorganized Debtors no later than 60 days after the later of (i) notice of the entry of the order approving assumption of such Executory Contract or Unexpired Lease and (ii) the Effective Date. Holders of Cure Claims with respect to such Unexpired Lease that do not File and serve such a request by such date shall be forever barred, estopped and enjoined from asserting such Cure Claims against the Debtors, the Reorganized Debtors or their respective property except as set forth in Article VI.C.1(a) and Article VI.C.1(b) hereof, and such Cure Claims shall be deemed discharged as of the Effective Date except as set forth in Article VI.C.1(a) and Article VI.C.1(b) hereof. Objections to such requests must be Filed and served on the Reorganized Debtors and the requesting party by the later of (a) 180 days after the Effective Date and (b) 90 days after the Filing of the applicable request for payment of Cure Claims.

2.	Executory Contracts and Unexpired Leases, Other than Unexpired Leases of Nonresidential Real Property, Assumed Pursuant to the Plan

With respect to any Executory Contract or Unexpired Lease, other than Unexpired Leases of nonresidential real property (as such term is used in section 365 of the Bankruptcy Code), to be assumed pursuant hereto (including pursuant to Article VI.A hereof), all Cure Claims shall be satisfied by payment of the Cure Claims in Cash on the Effective Date or as soon as reasonably practicable thereafter as set forth herein or on such other terms as the parties to each such Executory Contract or Unexpired Lease may otherwise agree without any further notice to or action, order or approval of the Bankruptcy Court. With respect to each such Executory Contract and Unexpired Lease listed on the schedule of “Assumed Executory Contracts and Unexpired Leases” in the Plan Supplement, the Debtors shall have designated a proposed amount of the Cure Claim, and the assumption of such Executory Contract and Unexpired Lease may be conditioned upon the disposition of all issues with respect to such Cure Claim.

Requests for payment of Cure Claims with respect to any Executory Contract or Unexpired Lease, other than Unexpired Leases of nonresidential real property (as such term is used in section 365 of the Bankruptcy Code), to be assumed pursuant hereto must be Filed and served on the Reorganized Debtors no later than 60 days after the later of (a) notice of the entry of the order approving assumption of such Executory Contract or Unexpired Lease and (b) the Effective Date. Holders of Cure Claims with respect to any Executory Contract or Unexpired Lease, other than Unexpired Leases of nonresidential real property (as such term is used in section 365 of the Bankruptcy Code), that do not File and serve such a request by such date shall be forever barred, estopped and enjoined from asserting such Cure Claims against the Debtors, the Reorganized Debtors or their respective property, and such Cure Claims shall be deemed discharged as of the Effective Date. Objections to such requests must be Filed and served on the Reorganized Debtors and the requesting party by the later of (a) 180 days after the Effective Date and (b) 90 days after the Filing of the applicable request for payment of Cure Claims.

With respect to any Executory Contract or Unexpired Lease, other than Unexpired Leases of nonresidential real property (as such term is used in section 365 of the Bankruptcy Code), in the event of a dispute regarding: (a) the amount of any Cure Claim; (b) the ability of the Reorganized Debtors to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code), if applicable, under such Executory Contract or the Unexpired Lease to be assumed; or (c) any other matter pertaining to assumption, the Cure Claims shall be paid as soon as reasonably practicable following the entry of a Final Order resolving the dispute and approving the assumption of such Executory Contracts or Unexpired Leases; provided, however, that the Debtors or the Reorganized Debtors may settle any dispute regarding the amount of any Cure Claim without any further notice to or action, order or approval of the Bankruptcy Court.

ARTICLE VII.

PROVISIONS GOVERNING DISTRIBUTIONS

A.	Distributions for Claims Allowed as of the Effective Date

Except as otherwise provided in the Plan, a Final Order or as agreed to by the relevant parties and subject to the establishment of the Stock and Warrant Reserve, the Reorganized Debtors shall make initial distributions under the Plan on account of Claims Allowed before the Effective Date on or as soon as practicable after the Distribution Date.

B.	Distributions on Account of Claims Allowed After the Effective Date

1.	Payments and Distributions on Disputed Claims.

Except as otherwise provided in the Plan, a Final Order or as agreed to by the relevant parties and subject to the establishment of the Stock and Warrant Reserve, distributions under the Plan on account of a Disputed Claim that becomes an Allowed Claim after the Effective Date shall be made on the Periodic Distribution Date that is at least 30 days after the Disputed Claim becomes an Allowed Claim.

2.	Special Rules for Distributions to Holders of Disputed Claims.

Notwithstanding any provision otherwise in the Plan and except as otherwise agreed to by the relevant parties no partial payments and no partial distributions shall be made with respect to a Disputed Claim until all such disputes in connection with such Disputed Claim have been resolved by settlement or Final Order. In the event that there are Disputed Claims requiring adjudication and resolution, the Reorganized Debtors shall establish appropriate reserves for potential payment of such Claims pursuant to Article VII.B.3 hereof.

3.	Reserve of New Common Stock and Warrants.

On the Effective Date, the Reorganized Debtors shall maintain in reserve shares of New Common Stock and Warrants as the Stock and Warrant Reserve to pay Holders of Allowed Claims pursuant to the terms of the Plan. The amount of New Common Stock and Warrants withheld as a part of the Stock and Warrant Reserve for the benefit of a Holder of a Disputed Claim shall be equal to the lesser of the amount set forth in the following clause (a) and the amount set forth in the following clause (b): (a) (i) if no estimation is made by the Bankruptcy Court pursuant to Article VIII.A.3 herein, the number of shares of New Common Stock and Warrants necessary to satisfy the distributions required to be made pursuant to the Plan based on the asserted amount of the Disputed Claim or, if the Claim is denominated as contingent or unliquidated as of the Distribution Record Date, the amount that the Debtors elect to withhold on account of such Claim in the Stock and Warrant Reserve; or (ii) the number of shares of New Common Stock and Warrants necessary to satisfy the distributions required to be made pursuant to the Plan for such Disputed Claim based on an amount as estimated by and set forth in an order of the Bankruptcy Court for purposes of allowance and distributions; and (b) the number of shares of New Common Stock and Warrants necessary to satisfy the distributions required to be made pursuant to the Plan based on an amount as may be agreed upon by the Holder of such Disputed Claim and the Reorganized Debtors. As Disputed Claims are Allowed, the Distribution Agent shall distribute, in accordance with the terms of the Plan, New Common Stock and Warrants to Holders of Allowed Claims, and the Stock and Warrant Reserve shall be adjusted accordingly.

4.	Tax Reporting Matters

Subject to definitive guidance from the Internal Revenue Service or an applicable court of competent jurisdiction to the contrary, including the receipt by the Reorganized Debtors of a private letter ruling or the receipt of an adverse determination by the Internal Revenue Service upon audit, if not contested by the Reorganized Debtors, the Reorganized Debtors shall treat the Stock and Warrant Reserve as a single trust, consisting of separate and independent shares to be established with respect to each Disputed Claim, in accordance with the trust provisions of the Internal Revenue Code, and, to the extent permitted by law, shall report consistently with the foregoing for federal, state and local tax purposes. To the extent necessary, all Holders of Claims shall report, for federal, state and local tax purposes, consistently with the foregoing.

C.	Delivery and Distributions and Undeliverable or Unclaimed Distributions

1.	Record Date for Distributions

On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making distributions shall instead be authorized and entitled to recognize only those Holders of Claims listed on the Claims Register as of the close of business on the Distribution Record Date. If a Claim, other than one based on a publicly traded security is transferred 20 or fewer days before the Distribution Record Date, the Distribution Agent shall make distributions to the transferee only to the extent practical and, in any event, only if the relevant transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor.

2.	Delivery of Distributions in General

Except as otherwise provided herein, the Debtors or the Reorganized Debtors, as applicable, shall make distributions to Holders of Allowed Claims, including funds provided to the Debtors by the Litigation Trustee for distribution in accordance with the Litigation Trust, at the address for each such Holder as indicated on the Debtors’ records as of the date of any such distribution; provided, however, that the manner of such distributions shall be determined at the discretion of the Debtors or the Reorganized Debtors, as applicable; and provided further, that the address for each Holder of an Allowed Claim shall be deemed to be the address set forth in any Proof of Claim Filed by that Holder.

All distributions to Holders of 9.625% Senior Subordinated Note Claims and 11% Senior Note Claims shall be governed by the 9.625% Senior Subordinated Notes Indenture or the 11% Senior Notes Indenture, respectively, and shall be deemed completed when made to the Indenture Trustees. Notwithstanding any provisions herein to the contrary, the 9.625% Senior Subordinated Notes Indenture and the 11% Senior Notes Indenture shall continue in effect to the extent necessary to (a) allow the Indenture Trustees to receive and make distributions pursuant to this Plan on account of the 9.625% Senior Subordinated Note Claims and the 11% Senior Note Claims, (b) exercise their respective charging liens against any such distributions, (c) effectuate the Rights Offering on behalf of the Holders of 11% Senior Note Claims and (d) seek compensation and reimbursement for any fees and expenses incurred in making such distributions.

3.	Distributions by Distribution Agents

The Debtors and the Reorganized Debtors, as applicable, shall have the authority, in their sole discretion, to enter into agreements with one or more Distribution Agents to facilitate the distributions required hereunder. As a condition to serving as a Distribution Agent, a Distribution Agent must (a) affirm its obligation to facilitate the prompt distribution of any documents, (b) affirm its obligation to facilitate the prompt distribution of any recoveries or distributions required hereunder and (c) waive any right or ability to setoff, deduct from or assert any lien or encumbrance against the distributions required hereunder that are to be distributed by such Distribution Agent; provided, however, that the Indenture Trustees shall retain the right to setoff against the distributions required hereunder. The Debtors or the Reorganized Debtors, as applicable, shall pay to the Distribution Agents all reasonable and documented fees and expenses of the Distribution Agents without the need for any approvals, authorizations, actions or consents. The Distribution Agents shall submit detailed invoices to the Debtors or the Reorganized Debtors, as applicable, for all fees and expenses for which the Distribution Agent seeks reimbursement and the Debtors or the Reorganized Debtors, as applicable, shall pay those amounts that they, in their sole discretion, deem reasonable, and shall object in writing to those fees and expenses, if any, that the Debtors or the Reorganized Debtors, as applicable, deem to be unreasonable. In the event that the Debtors or the Reorganized Debtors, as applicable, object to all or any portion of the amounts requested to be reimbursed in a Distribution Agent’s invoice, the Debtors or the Reorganized Debtors, as applicable, and such Distribution Agent shall endeavor, in good faith, to reach mutual agreement on the amount of the appropriate payment of such disputed fees and/or expenses. In the event that the Debtors or the Reorganized Debtors, as applicable, and a Distribution Agent are unable to resolve any differences regarding disputed fees or expenses, either party shall be authorized to move to have such dispute heard by the Bankruptcy Court.

4.	Minimum Distributions

Notwithstanding anything herein to the contrary, the Reorganized Debtors shall not be required to make distributions or payments of less than $50 (whether Cash or otherwise) and shall not be required to make partial distributions or payments of fractions of dollars. Whenever any payment or distribution of a fraction of a dollar, share of New Common Stock or Warrant under the Plan would otherwise be called for, the actual payment or distribution will reflect a rounding of such fraction to the nearest whole dollar, share of New Common Stock or Warrant (up or down), with half dollars, half shares of New Common Stock and half Warrants or less being rounded down.

No Distribution Agent shall have any obligation to make a distribution on account of an Allowed Claim from the Stock and Warrant Reserve or otherwise if: (a) the aggregate amount of all distributions authorized to be made from such Stock and Warrant Reserve or otherwise on the Periodic Distribution Date in question is or has an economic value less than $500,000, unless such distribution is a final distribution; or (b) the amount to be distributed to the specific Holder of an Allowed Claim on such Periodic Distribution Date does not constitute a final distribution to such Holder and is or has an economic value less than $50, which shall be treated as an undeliverable distribution under Article VII.C.5 below.

5.	Undeliverable Distributions

(a)	Holding of Certain Undeliverable Distributions

If any distribution to a Holder of an Allowed Claim made in accordance herewith is returned to the Reorganized Debtors (or their Distribution Agent) as undeliverable, no further distributions shall be made to such Holder unless and until the Reorganized Debtors (or their Distribution Agent) are notified in writing of such Holder’s then current address, at which time all currently due missed distributions shall be made to such Holder on the next Periodic Distribution Date. Undeliverable distributions shall remain in the possession of the Reorganized Debtors, subject to Article VII.C.5(b) hereof, until such time as any such distributions become deliverable. Undeliverable distributions shall not be entitled to any interest, dividends or other accruals of any kind.

(b)	Failure to Claim Undeliverable Distributions

No later than 90 days after the Effective Date, the Reorganized Debtors shall File with the Bankruptcy Court a list of the Holders of undeliverable distributions. This list shall be maintained and updated periodically in the sole discretion of the Reorganized Debtors for as long as the Chapter 11 Cases stay open. Any Holder of an Allowed Claim, irrespective of when a Claim becomes an Allowed Claim, that does not notify the Reorganized Debtors of such Holder’s then current address in accordance herewith within the latest of (i) one year after the Effective Date, (ii) 60 days after the attempted delivery of the undeliverable distribution and (iii) 180 days after the date such Claim becomes an Allowed Claim shall have its Claim for such undeliverable distribution discharged and shall be forever barred, estopped and enjoined from asserting any such Claim against the Reorganized Debtors or their property. In such cases, (i) any Cash, New Common Stock or Warrants held for distribution on account of Allowed Claims in Classes 6, 7A, 7B or 7E shall be redistributed to Holders of Allowed Claims in the applicable Class on the next Periodic Distribution Date and (ii) any Cash held for distribution to other creditors shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and become property of the Reorganized Debtors, free of any Claims of such Holder with respect thereto. Nothing contained herein shall require the Reorganized Debtors to attempt to locate any Holder of an Allowed Claim.

(c)	Failure to Present Checks

Checks issued by the Distribution Agent on account of Allowed Claims shall be null and void if not negotiated within 120 days after the issuance of such check. In an effort to ensure that all Holders of Allowed Claims receive their allocated distributions, no later than 120 days after the issuance of such checks, the Reorganized Debtors shall File with the Bankruptcy Court a list of the Holders of any un-negotiated checks. This list shall be maintained and updated periodically in the sole discretion of the Reorganized Debtors for as long as the Chapter 11 Cases stay open. Requests for reissuance of any check shall be made directly to the Distribution Agent by the Holder of the relevant Allowed Claim with respect to which such check originally was issued. Any Holder of an Allowed Claim holding an un-negotiated check that does not request reissuance of such un-negotiated check within 180 days after the date of mailing or other delivery of such check shall have its Claim for such un-negotiated check discharged and be discharged and forever barred, estopped and enjoined from asserting any such Claim against the Reorganized Debtors or their property. In such cases, any Cash held for payment on account of such Claims shall be property of the Reorganized Debtors, free of any Claims of such Holder with respect thereto. Nothing contained herein shall require the Reorganized Debtors to attempt to locate any Holder of an Allowed Claim.

D.	Compliance with Tax Requirements/Allocations

In connection with the Plan, to the extent applicable, the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed on them by any governmental unit, and all distributions pursuant hereto shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions or establishing any other mechanisms they believe are reasonable and appropriate. The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, liens and encumbrances.

For tax purposes, distributions in full or partial satisfaction of Allowed Claims shall be allocated first to the principal amount of Allowed Claims, with any excess allocated to unpaid interest that accrued on such Claims.

E.	Timing and Calculation of Amounts to Be Distributed

On the Effective Date or as soon as reasonably practicable thereafter (or if a Claim is not an Allowed Claim on the Effective Date, on the date that such a Claim becomes an Allowed Claim, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim against the Debtors shall receive the full amount of the distributions that the Plan provides for Allowed Claims in the applicable Class. If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in Article VII hereof. Except as otherwise provided herein, Holders of Claims shall not be entitled to interest, dividends or accruals on the distributions provided for herein, regardless of whether such distributions are delivered on or at any time after the Effective Date.

F.	Setoffs

The Debtors and the Reorganized Debtors may withhold (but not setoff except as set forth below) from the distributions called for hereunder on account of any Allowed Claim an amount equal to any claims, equity interests, rights and Causes of Action of any nature that the Debtors or the Reorganized Debtors may hold against the Holder of any such Allowed Claim. In the event that any such claims, equity interests, rights and Causes of Action of any nature that the Debtors or the Reorganized Debtors may hold against the Holder of any such Allowed Claim or are adjudicated by Final Order or otherwise resolved, the Debtors may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant hereto on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), the amount of any adjudicated or resolved claims, equity interests, rights and Causes of Action of any nature that the Debtors or the Reorganized Debtors may hold against the Holder of any such Allowed Claim, but only to the extent of such adjudicated or resolved amount. Neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claims, equity interests, rights and Causes of Action that the Debtors or the Reorganized Debtors may possess against any such Holder, except as specifically provided herein. Additionally, the Litigation Trust may withhold from or, after Final Order or other resolution, setoff against (or may cause the withholding from or setoff against) a distribution from the Litigation Trust, which is otherwise due to a beneficiary of the Litigation Trust in respect of an Allowed Claim, amounts due to the Litigation Trust with respect to any claims the Litigation Trust may hold against such beneficiary or its predecessor or successor in interest.

G.	Surrender of Canceled Instruments or Securities

As a condition precedent to receiving any distribution on account of its Allowed Claim, each record Holder of a 9.625% Senior Subordinated Note Claim or a 11% Senior Note Claim shall be deemed to have surrendered the certificates or other documentation underlying each such Claim, and all such surrendered certificates and other documentations shall be deemed to be canceled pursuant to Article V.Z hereto, except to the extent otherwise provided herein. The Indenture Trustees may (but shall not be required to) request that registered Holders of the 9.625% Senior Subordinated Notes or the 11% Senior Notes surrender their notes for cancellation.

ARTICLE VIII.

PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED AND DISPUTED CLAIMS

A.	Resolution of Disputed Claims

1.	Allowance of Claims

After the Effective Date, the Reorganized Debtors shall have and shall retain any and all rights and defenses that the Debtors had with respect to any Claim, except with respect to any Claim deemed Allowed under the Plan. Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases prior to the Effective Date (including, without limitation, the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed under the Plan or the Bankruptcy Code or the Bankruptcy Court has entered a Final Order, including, without limitation, the Confirmation Order, in the Chapter 11 Cases allowing such Claim.

2.	Prosecution of Objections to Claims

After the Confirmation Date but before the Effective Date, the Debtors (in consultation with Sopris and, with respect to General Unsecured Claims, with the consent of the Committee), and after the Effective Date, the Reorganized Debtors (under the supervision of the Plan Administrator as to General Unsecured Claims), shall have the exclusive authority to File objections to Claims, settle, compromise, withdraw or litigate to judgment objections to any and all Claims, regardless of whether such Claims are in a Class or otherwise. From and after the Effective Date, the Reorganized Debtors (under the supervision of the Plan Administrator as to General Unsecured Claims) may settle or compromise any Disputed Claim without any further notice to or action, order or approval of the Bankruptcy Court. The Reorganized Debtors (under the supervision of the Plan Administrator as to General Unsecured Claims) shall have the sole authority to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order or approval of the Bankruptcy Court. With respect to all Tort Claims, an objection is deemed to have been Filed timely, thus making each such Claim a Disputed Claim as of the Claims Objection Bar Date. Each such Tort Claim shall remain a Disputed Claim unless and until it becomes an Allowed Claim. The relationship between the Reorganized Debtors and the Plan Administrator shall be set forth in a document to be Filed with the Plan Supplement.

3.	Claims Estimation

After the Confirmation Date but before the Effective Date, the Debtors (in consultation with Sopris and, with respect to General Unsecured Claims, the Committee), and after the Effective Date, the Reorganized Debtors (under the supervision of the Plan Administrator as to General Unsecured Claims), may, at any time, request that the Bankruptcy Court estimate (a) any Disputed Claim pursuant to applicable law and (b) any contingent or unliquidated Claim pursuant to applicable law, including, without limitation, section 502(c) of the Bankruptcy Code, regardless of whether the Debtors or the Reorganized Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction under 28 U.S.C. §§ 157 and 1334 to estimate any Disputed Claim, contingent Claim or unliquidated Claim, including during the litigation concerning any objection to any Claim or during the pendency of any appeal relating to any such objection. Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged from the Claims Register but that is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any Disputed Claim, contingent Claim or unliquidated Claim, that estimated amount shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim for all purposes under the Plan, including for purposes of distributions, and the Reorganized Debtors may elect to pursue additional objections to the ultimate distribution on such Claim. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or the Reorganized Debtors may elect to pursue any supplemental proceedings to object to any ultimate distribution on account of such Claim. Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before 20 days after the date on which such Claim is estimated. All of the aforementioned Claims and objection, estimation and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

4.	Expungement or Adjustment to Claims Without Objection

Any Claim that has been paid, satisfied or superseded may be expunged on the Claims Register by the Reorganized Debtors, and any Claim that has been amended may be adjusted thereon by the Reorganized Debtors, in both cases without a claims objection having to be Filed and without any further notice to or action, order or approval of the Bankruptcy Court. Beginning on the end of the first full calendar quarter that is at least 90 days after the Effective Date, the Reorganized Debtors shall File every calendar quarter a list of all Claims or Interests that have been paid, satisfied, superseded or amended during such prior calendar quarter.

5.	Deadline to File Objections to Claims

Any objections to Claims shall be Filed no later than the Claims Objection Bar Date.

B.	Disallowance of Claims

All Claims of any Entity from which property is sought by the Debtors, the Reorganized Debtors or the Litigation Trust under section 542, 543, 550 or 553 of the Bankruptcy Code or that the Debtors, the Reorganized Debtors or the Litigation Trust allege is a transferee of a transfer that is avoidable under section 522(f), 522(h), 544,

545, 547, 548, 549 or 724(a) of the Bankruptcy Code shall be disallowed if (1) the Entity, on the one hand, and the Debtors, the Reorganized Debtors or the Litigation Trust, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turnover any property or monies under any of the aforementioned sections of the Bankruptcy Code and (2) such Entity or transferee has failed to turnover such property by the date set forth in such agreement or Final Order.

EXCEPT AS OTHERWISE AGREED, ANY AND ALL PROOFS OF CLAIM FILED AFTER THE APPLICABLE CLAIMS BAR DATE SHALL BE DEEMED DISALLOWED AND EXPUNGED AS OF THE EFFECTIVE DATE WITHOUT ANY FURTHER NOTICE TO OR ACTION, ORDER OR APPROVAL OF THE BANKRUPTCY COURT, AND HOLDERS OF SUCH CLAIMS MAY NOT RECEIVE ANY DISTRIBUTIONS ON ACCOUNT OF SUCH CLAIMS, UNLESS SUCH LATE PROOF OF CLAIM IS DEEMED TIMELY FILED BY A BANKRUPTCY COURT ORDER ON OR BEFORE THE LATER OF (1) THE CONFIRMATION HEARING AND (2) 45 DAYS AFTER THE APPLICABLE CLAIMS BAR DATE.

C.	Amendments to Claim

On or after the Effective Date, except as otherwise provided herein, a Claim may not be Filed or amended without the prior authorization of the Bankruptcy Court or the Reorganized Debtors, and any such new or amended Claim Filed shall be deemed disallowed and expunged without any further notice to or action, order or approval of the Bankruptcy Court.

ARTICLE IX.

CONDITIONS PRECEDENT TO CONFIRMATION

AND CONSUMMATION OF THE PLAN

A.	Conditions Precedent to Confirmation

It shall be a condition to Confirmation hereof that all provisions, terms and conditions hereof are approved in the Confirmation Order. In addition, no Termination Event (as defined in the Plan Support Agreement) under the Plan Support Agreement shall have occurred, unless waived in accordance with the terms thereof and the Plan Support Agreement has not otherwise terminated.

B.	Conditions Precedent to Consummation

It shall be a condition to Consummation of the Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Article IX.C hereof.

1. The Plan and all Plan Supplement documents, including any amendments, modifications or supplements thereto, shall be reasonably acceptable to the Debtors, Sopris and as provided for in the Plan Support Agreement.

2. The Confirmation Order shall have been entered and become a Final Order in a form and in substance reasonably satisfactory to the Debtors, Sopris and as provided in the Plan Support Agreement. The Confirmation Order shall provide that, among other things, the Debtors or the Reorganized Debtors, as appropriate, are authorized and directed to take all actions necessary or appropriate to consummate the Plan, including, without limitation, entering into, implementing and consummating the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with or described in the Plan.

3. All documents and agreements necessary to implement the Plan, including, without limitation, the Amended and Restated First Lien Credit Agreement, the Amended and Restated Second Lien Credit Agreement, the Exit Facility and the Backstop Rights Purchase Agreement, shall have (a) all conditions precedent to such documents and agreements satisfied or waived pursuant to the terms of such documents or agreements, (b) been tendered for delivery and (c) been effected or executed.

4. The Debtors shall have received the Rights Offering Amount, in Cash, net of any fees or expenses authorized by order of the Bankruptcy Court to be paid from the Rights Offering Amount.

5. All actions, documents, certificates and agreements necessary to implement this Plan shall have been effected or executed and delivered to the required parties and, to the extent required, Filed with the applicable governmental units in accordance with applicable laws.

C.	Waiver of Conditions

The conditions to Confirmation of the Plan and to Consummation of the Plan set forth in this Article IX may be waived without notice, leave or order of the Bankruptcy Court or any formal action other than proceeding to confirm or consummate the Plan, provided that any such waiver shall be in accordance with the terms and conditions of the Plan Support Agreement.

D.	Effect of Non Occurrence of Conditions to Consummation

If the Consummation of the Plan does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any claims by or Claims against or Equity Interests in the Debtors; (2) prejudice in any manner the rights of the Debtors, any Holders or any other Entity; or (3) constitute an admission, acknowledgment, offer or undertaking by the Debtors, any Holders or any other Entity in any respect.

ARTICLE X.

SETTLEMENT, RELEASE, INJUNCTION AND RELATED PROVISIONS

A.	Compromise and Settlement

Notwithstanding anything contained herein to the contrary, the allowance, classification and treatment of all Allowed Claims and their respective distributions and treatments hereunder takes into account and conforms to the relative priority and rights of the Claims and the Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510(b) and (c) of the Bankruptcy Code or otherwise. As of the Effective Date, any and all such rights described in the preceding sentence are settled, compromised and released pursuant hereto. The Confirmation Order will constitute the Bankruptcy Court’s finding and determination that the settlements reflected in the Plan are (1) in the best interests of the Debtors, their estates and all Holders of Claims, (2) fair, equitable and reasonable, (3) made in good faith and (4) approved by the Bankruptcy Court pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019. In addition, the allowance, classification and treatment of Allowed Claims take into account any Causes of Action, whether under the Bankruptcy Code or otherwise under applicable non-bankruptcy law, that may exist: (1) between the Debtors, on the one hand, and the Debtor Releasees, on the other; and (2) as between the Releasing Parties and the Third Party Releasees (to the extent set forth in the Third Party Release); and, as of the Effective Date, any and all such Causes of Action are settled, compromised and released pursuant hereto. The Confirmation Order shall approve the releases by all Entities of all such contractual, legal and equitable subordination rights or Causes of Action that are satisfied, compromised and settled pursuant hereto. Nothing in this Article X.A shall compromise or settle in any way whatsoever, any Causes of Action that the Debtors, the Reorganized Debtors or the Litigation Trust may have against the Non-Released Parties or provide for the indemnity of the Non-Released Parties.

In accordance with the provisions of this Plan, including Article VIII hereof, and pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019, without any further notice to or action, order or approval of the Bankruptcy Court, after the Effective Date (1) the Reorganized Debtors may, in their sole and absolute discretion, compromise and settle Claims against them and (2) the Reorganized Debtors or the Litigation Trust, as applicable, may, in their respective sole and absolute discretion, compromise and settle Causes of Action against other Entities.

B.	Debtor Release

NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, ON THE EFFECTIVE DATE AND EFFECTIVE AS OF THE EFFECTIVE DATE, FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY EACH OF THE DEBTOR RELEASEES AND THE THIRD PARTY RELEASEES, INCLUDING, WITHOUT LIMITATION: (1) THE DISCHARGE OF DEBT AND ALL OTHER GOOD AND VALUABLE CONSIDERATION PAID PURSUANT HERETO; (2) THE OBLIGATIONS OF THE CONSENTING FIRST LIEN HOLDERS, THE CONSENTING SECOND LIEN HOLDERS AND CONSENTING 11% SENIOR NOTE HOLDERS TO PROVIDE THE SUPPORT NECESSARY FOR CONSUMMATION OF THE PLAN; AND (3) THE SERVICES OF THE DEBTORS’ PRESENT AND FORMER OFFICERS, DIRECTORS, MEMBERS (INCLUDING EX OFFICIO MEMBERS) AND ADVISORS IN FACILITATING THE EXPEDITIOUS IMPLEMENTATION OF THE RESTRUCTURING CONTEMPLATED HEREBY, EACH OF THE DEBTORS SHALL PROVIDE A FULL DISCHARGE AND RELEASE TO EACH DEBTOR RELEASEE AND TO EACH THIRD PARTY RELEASEE (AND EACH SUCH DEBTOR RELEASEE AND THIRD PARTY RELEASEE SO RELEASED SHALL BE DEEMED FULLY RELEASED AND DISCHARGED BY THE DEBTORS) AND THEIR RESPECTIVE PROPERTIES FROM ANY AND ALL CAUSES OF ACTION, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, LIQUIDATED OR UNLIQUIDATED, CONTINGENT OR NON-CONTINGENT, EXISTING AS OF THE EFFECTIVE DATE IN LAW, AT EQUITY, WHETHER FOR TORT, FRAUD, CONTRACT, VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS OR OTHERWISE, ARISING FROM OR RELATED IN ANY WAY TO THE DEBTORS, INCLUDING, WITHOUT LIMITATION, THOSE THAT ANY OF THE DEBTORS OR THE REORGANIZED DEBTORS WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR THAT ANY HOLDER OF A CLAIM OR AN EQUITY INTEREST OR OTHER ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT ON BEHALF OF ANY OF THE DEBTORS OR ANY OF THEIR ESTATES, AND FURTHER INCLUDING THOSE IN ANY WAY RELATED TO THE CHAPTER 11 CASES, THE PLAN OR THE ACQUISITION OF HOLLYWOOD ENTERTAINMENT CORPORATION; PROVIDED, HOWEVER, THAT THE FOREGOING “DEBTOR RELEASE” SHALL NOT OPERATE TO WAIVE OR RELEASE ANY CAUSES OF ACTION OF ANY DEBTOR: (1) AGAINST A THIRD PARTY RELEASEE (OTHER THAN ALL CURRENT AND FORMER FIRST LIEN AGENTS, ALL CURRENT AND FORMER SECOND LIEN AGENTS, THE DIP AGENT, THE DIP ARRANGER, THE DIP LENDERS, THE FIRST LIEN LENDERS AND THE SECOND LIEN LENDERS, EACH IN THEIR CAPACITIES AS SUCH) ARISING FROM ANY CONTRACTUAL OBLIGATIONS OWED TO THE DEBTORS; (2) EXPRESSLY SET FORTH IN AND PRESERVED BY THE PLAN, THE PLAN SUPPLEMENT OR RELATED DOCUMENTS; (3) ARISING FROM ANY OBLIGATIONS UNDER THE LOCK UP AGREEMENT OR THE PLAN SUPPORT AGREEMENT; OR (4) ARISING UNDER THE AMENDED AND RESTATED FIRST LIEN CREDIT AGREEMENT OR THE AMENDED AND RESTATED SECOND LIEN CREDIT AGREEMENT. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PLAN DOES NOT RELEASE ANY CAUSES OF ACTION THAT THE DEBTORS OR THE REORGANIZED DEBTORS HAVE OR MAY HAVE NOW OR IN THE FUTURE AGAINST THE NON-RELEASED PARTIES.

ENTRY OF THE CONFIRMATION ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE DEBTOR RELEASE, WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED HEREIN, AND FURTHER, SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THE DEBTOR RELEASE IS: (1) IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE DEBTOR RELEASEES, A GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE DEBTOR RELEASE; (2) IN THE BEST INTERESTS OF THE DEBTORS AND ALL HOLDERS OF CLAIMS; (3) FAIR, EQUITABLE AND REASONABLE; (5) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (5) A BAR TO ANY OF THE DEBTORS OR THE REORGANIZED DEBTORS ASSERTING ANY CLAIM RELEASED BY THE DEBTOR RELEASE AGAINST ANY OF THE DEBTOR RELEASEES.

C.	Third Party Release

NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, ON THE EFFECTIVE DATE AND EFFECTIVE AS OF THE EFFECTIVE DATE, THE RELEASING PARTIES (REGARDLESS OF WHETHER A RELEASING PARTY IS A THIRD PARTY RELEASEE) SHALL PROVIDE A FULL DISCHARGE AND RELEASE (AND EACH ENTITY SO RELEASED SHALL BE DEEMED RELEASED BY THE RELEASING PARTIES) TO THE THIRD PARTY RELEASEES AND THE DEBTOR RELEASEES AND THEIR RESPECTIVE PROPERTY FROM ANY AND ALL CAUSES OF ACTION, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, LIQUIDATED OR UNLIQUIDATED, CONTINGENT OR NON-CONTINGENT, EXISTING AS OF THE EFFECTIVE DATE IN LAW, AT EQUITY, WHETHER FOR TORT, FRAUD, CONTRACT, VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS OR OTHERWISE, ARISING FROM OR RELATED IN ANY WAY TO THE DEBTORS, INCLUDING, WITHOUT LIMITATION, THOSE IN ANY WAY RELATED TO THE CHAPTER 11 CASES, THE PLAN OR THE ACQUISITION OF HOLLYWOOD ENTERTAINMENT CORPORATION; PROVIDED, HOWEVER, THAT THE FOREGOING “THIRD PARTY RELEASE” SHALL NOT OPERATE TO WAIVE OR RELEASE ANY CAUSES OF ACTION OF ANY RELEASING PARTY: (1) AGAINST A THIRD PARTY RELEASEE (OTHER THAN ALL CURRENT AND FORMER FIRST LIEN AGENTS, ALL CURRENT AND FORMER SECOND LIEN AGENTS, THE DIP AGENT, THE DIP ARRANGER, THE DIP LENDERS, THE FIRST LIEN LENDERS AND THE SECOND LIEN LENDERS, EACH IN THEIR CAPACITIES AS SUCH) ARISING FROM ANY CONTRACTUAL OBLIGATIONS OWED TO THE RELEASING PARTY; (2) EXPRESSLY SET FORTH IN AND PRESERVED BY THE PLAN, THE PLAN SUPPLEMENT OR RELATED DOCUMENTS; (3) ARISING FROM ANY OBLIGATIONS UNDER THE LOCK UP AGREEMENT OR PLAN SUPPORT AGREEMENT; OR (4) ARISING UNDER THE AMENDED AND RESTATED FIRST LIEN CREDIT AGREEMENT OR THE AMENDED AND RESTATED SECOND LIEN CREDIT AGREEMENT. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE PLAN DOES NOT RELEASE ANY CLAIMS OR CAUSES OF ACTION THAT THE RELEASING PARTIES, THE DEBTORS OR THE REORGANIZED DEBTORS MAY HAVE NOW OR IN THE FUTURE AGAINST THE NON-RELEASED PARTIES. NOTHING IN THIS PARAGRAPH SHALL APPLY IN ANY ACTION BROUGHT BY THE COMMISSION IN EXERCISE OF ITS POLICE AND REGULATORY POWERS AND THE COMMISSION IS DEEMED TO HAVE OPTED OUT OF THE THIRD PARTY RELEASE PROVIDED FOR IN THIS PARAGRAPH (AND ANY INJUNCTION RELATING TO SUCH RELEASES).

ENTRY OF THE CONFIRMATION ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE THIRD PARTY RELEASE, WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED HEREIN, AND FURTHER, SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THE THIRD PARTY RELEASE IS: (1) IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE THIRD PARTY RELEASEES, A GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE THIRD PARTY RELEASE; (2) IN THE BEST INTERESTS OF THE DEBTORS AND ALL HOLDERS OF CLAIMS; (3) FAIR, EQUITABLE AND REASONABLE; (4) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (5) A BAR TO ANY OF THE RELEASING PARTIES ASSERTING ANY CLAIM RELEASED BY THE THIRD PARTY RELEASE AGAINST ANY OF THE THIRD PARTY RELEASEES.

D.	Exculpation

The Exculpated Parties shall neither have, nor incur any liability to any Entity for any prepetition or postpetition act taken or omitted to be taken in connection with, or related to formulating, negotiating, preparing, disseminating, implementing, administering, confirming or effecting the Consummation of the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other prepetition or postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtors; provided, however, that the foregoing “Exculpation” shall have no effect on the liability of any Entity that results from any such act or omission that is determined in a Final Order to have constituted gross negligence or willful misconduct; provided, further, that each Exculpated Party shall be entitled to rely upon the advice of counsel concerning his, her or its duties pursuant to, or in connection with, the Plan; provided, still further, that the foregoing Exculpation shall not apply to any acts or omissions: (1) expressly set forth in and preserved by the Plan, the Plan Supplement or related documents; or (2) arising from any obligations under the Lock Up Agreement.

E.	Indemnification

On and from the Effective Date and effective as of the Effective Date, and except as prohibited by applicable law, the Reorganized Debtors shall assume all indemnification obligations currently in place, whether in the bylaws, certificates of incorporation or other formation documents in the case of a limited liability company, board resolutions or employment contracts for the current and former directors, officers, members (including ex officio members), employees, attorneys, other professionals and agents of the Debtors and such current and former directors, officers and members’ respective Affiliates. Without limiting the foregoing and except as forbidden by applicable law, the Reorganized Debtors shall jointly and severally indemnify and hold harmless, except as provided in the Plan Supplement, each of the Indemnified Parties for all costs, expenses, loss, damage or liability incurred by any such Indemnified Party arising from or related in any way to any and all Causes of Action whether known or unknown, whether for tort, fraud, contract, violations of federal or state securities laws or otherwise, based in whole or in part upon any act or omission, transaction or other occurrence or circumstances existing or taking place prior to or on the Effective Date arising from or related in any way to the Debtors, including, without limitation, those arising from or related in any way to: (1) any action or omission of any such Indemnified Party with respect to any indebtedness of or any Equity Interest in the Debtors (including, without limitation, any action or omission of any such Indemnified Party with respect to the acquisition, holding, voting or disposition of any such investment); (2) any action or omission of any such Indemnified Party in such Indemnified Party’s capacity as an officer, director, member, employee, partner or agent of, or advisor to any Debtor; (3) any disclosure made or not made by any Indemnified Party to any current or former Holder of any such indebtedness of or any such Equity Interest in the Debtors; (4) any consideration paid to any such Indemnified Party by any of the Debtors in respect of any services provided by any such Indemnified Party to any Debtor; and (5) any action taken or not taken in connection with the Chapter 11 Cases or the Plan. In the event that any such Indemnified Party becomes involved in any action, proceeding or investigation brought by or against any Indemnified Party, as a result of matters to which the foregoing “Indemnification” may relate, the Reorganized Debtors shall promptly reimburse any such Indemnified Party for its reasonable and documented legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith as such expenses are incurred and after a request for indemnification is made in writing, with reasonable documentation in support thereof; provided, however, that, notwithstanding anything herein to the contrary, the Plan shall not indemnify nor be deemed to have indemnified any of the Non-Released Parties, whether for any matter to which this Article X.E pertains or otherwise.

F.	Preservation of Rights of Action

1.	Maintenance of Causes of Action

Except as otherwise provided in the Plan or Confirmation Order and except as provided in the Litigation Trust Agreement, after the Effective Date, the Reorganized Debtors shall retain all rights to commence, pursue, litigate or settle, as appropriate, any and all Causes of Actions, whether existing as of the Commencement Date or thereafter arising, in any court or other tribunal including, without limitation, in an adversary proceeding Filed in one or more of the Chapter 11 Cases.

2.	Preservation of All Causes of Action Not Expressly Settled or Released

Unless a claim or Cause of Action against a Holder of a Claim or an Equity Interest or other Entity is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order (including, without limitation, the Confirmation Order), the Debtors expressly reserve such claim or Cause of Action for later adjudication by the Debtors, the Reorganized Debtors or the Litigation Trust (including, without limitation, claims and Causes of Action not specifically identified or of which the Debtors may presently be unaware or which may arise or exist by reason of additional facts or circumstances unknown to the Debtors at this time or facts or circumstances that may change or be different from those the Debtors now believe to exist) and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such claims or Causes of Action upon or after the Confirmation or Consummation of the Plan based on the Disclosure Statement, the Plan or the Confirmation Order, except where such claims or Causes of Action have been expressly released in the Plan (including, without limitation, and for the avoidance of doubt, the Debtor Release contained in Article X.B hereof) or any other Final Order (including, without limitation, the Confirmation Order). In addition, the Debtors, the Reorganized Debtors and the Litigation Trust expressly reserve the right to pursue or adopt any claims alleged in any lawsuit in which the Debtors are a plaintiff, defendant or an interested party, against any Entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits.

G.	Injunction

FROM AND AFTER THE EFFECTIVE DATE, TO THE EXTENT AN ENTITY GIVES A RELEASE UNDER THE PLAN, SUCH ENTITY SHALL BE PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING IN ANY MANNER, ANY CAUSE OF ACTION RELEASED PURSUANT TO THE PLAN OR THE CONFIRMATION ORDER.

FROM AND AFTER THE EFFECTIVE DATE, TO THE EXTENT OF THE RELEASES AND EXCULPATIONS GRANTED IN ARTICLE X.C AND ARTICLE X.D HEREOF, THE RELEASING PARTIES SHALL BE PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING IN ANY MANNER AGAINST THE THIRD PARTY RELEASEES, THE EXCULPATED PARTIES, THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, AND EACH OF THEIR RESPECTIVE CURRENT AND FORMER MEMBERS (INCLUDING EX OFFICIO MEMBERS), OFFICERS, DIRECTORS, EMPLOYEES, PARTNERS, ATTORNEYS, FINANCIAL ADVISORS, ACCOUNTANTS, MANAGED FUNDS, INVESTMENT BANKERS, INVESTMENT ADVISORS, ACTUARIES, PROFESSIONALS, AGENTS, AFFILIATES AND REPRESENTATIVES (EACH OF THE FOREGOING IN ITS INDIVIDUAL CAPACITY AS SUCH), AND THEIR ASSETS AND PROPERTIES, AS THE CASE MAY BE, ANY SUIT, ACTION OR OTHER PROCEEDING, ON ACCOUNT OF OR RESPECTING ANY CLAIM, DEMAND, LIABILITY, OBLIGATION, DEBT, RIGHT, CAUSE OF ACTION, INTEREST OR REMEDY RELEASED OR TO BE RELEASED PURSUANT TO ARTICLE X.C HEREOF.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR HEREIN OR IN OBLIGATIONS ISSUED PURSUANT HERETO, FROM AND AFTER THE EFFECTIVE DATE, ALL ENTITIES SHALL BE PRECLUDED FROM ASSERTING AGAINST THE DEBTORS, THE DEBTORS IN POSSESSION, THE REORGANIZED DEBTORS, THE DEBTORS’ ESTATES, ANY OF THEIR SUCCESSORS AND ASSIGNS, AND EACH OF THEIR RESPECTIVE CURRENT AND FORMER MEMBERS (INCLUDING EX OFFICIO MEMBERS), OFFICERS, DIRECTORS, EMPLOYEES, PARTNERS, ATTORNEYS, FINANCIAL ADVISORS, ACCOUNTANTS, MANAGED FUNDS, INVESTMENT BANKERS, INVESTMENT ADVISORS, ACTUARIES, PROFESSIONALS, AGENTS, AFFILIATES AND REPRESENTATIVES (EACH OF THE FOREGOING IN ITS INDIVIDUAL CAPACITY AS SUCH), AND THEIR ASSETS AND PROPERTIES, ANY OTHER CLAIMS OR EQUITY INTERESTS BASED UPON ANY DOCUMENTS, INSTRUMENTS, OR ANY ACT OR OMISSION, TRANSACTION OR OTHER ACTIVITY OF ANY KIND OR NATURE THAT OCCURRED PRIOR TO THE EFFECTIVE DATE.

THE RIGHTS AFFORDED IN THE PLAN AND THE TREATMENT OF ALL CLAIMS AND EQUITY INTERESTS HEREIN SHALL BE IN EXCHANGE FOR AND IN COMPLETE SATISFACTION OF CLAIMS AND EQUITY INTERESTS OF ANY NATURE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ANY INTEREST ACCRUED ON CLAIMS FROM AND AFTER THE COMMENCEMENT DATE, AGAINST THE DEBTORS OR ANY OF THEIR ASSETS, PROPERTY OR ESTATES. ON THE EFFECTIVE DATE, ALL SUCH CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS SHALL BE FULLY RELEASED AND DISCHARGED.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR HEREIN OR IN OBLIGATIONS ISSUED PURSUANT HERETO, FROM AND AFTER THE EFFECTIVE DATE, ALL CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS SHALL BE FULLY RELEASED AND DISCHARGED, AND THE DEBTORS’ LIABILITY WITH RESPECT THERETO SHALL BE EXTINGUISHED COMPLETELY, INCLUDING, WITHOUT LIMITATION, ANY LIABILITY OF THE KIND SPECIFIED UNDER SECTION 502 OF THE BANKRUPTCY CODE.

ALL ENTITIES SHALL BE PRECLUDED FROM ASSERTING AGAINST THE DEBTORS, THE DEBTORS’ ESTATES, THE REORGANIZED DEBTORS, EACH OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, AND EACH OF THEIR ASSETS AND PROPERTIES, ANY OTHER CLAIMS OR EQUITY INTERESTS BASED UPON ANY DOCUMENTS, INSTRUMENTS OR ANY ACT OR OMISSION, TRANSACTION OR OTHER ACTIVITY OF ANY KIND OR NATURE THAT OCCURRED PRIOR TO THE EFFECTIVE DATE.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR HEREIN OR IN OBLIGATIONS ISSUED PURSUANT HERETO, FROM AND AFTER THE EFFECTIVE DATE, ALL ENTITIES SHALL BE PERMANENTLY ENJOINED, ON ACCOUNT OF ANY CLAIM OR EQUITY INTEREST SATISFIED, RELEASED OR DISCHARGED HEREBY, FROM:

1. COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND AGAINST ANY DEBTOR AND EACH OF ITS RESPECTIVE CURRENT AND FORMER MEMBERS (INCLUDING EX OFFICIO MEMBERS), OFFICERS, DIRECTORS, EMPLOYEES, PARTNERS, ATTORNEYS, FINANCIAL ADVISORS, ACCOUNTANTS, MANAGED FUNDS, INVESTMENT BANKERS, INVESTMENT ADVISORS, ACTUARIES, PROFESSIONALS, AGENTS, AFFILIATES AND REPRESENTATIVES (EACH OF THE FOREGOING IN ITS INDIVIDUAL CAPACITY AS SUCH), OR ANY OF THEIR SUCCESSORS AND ASSIGNS, OR ANY OF THEIR ASSETS AND PROPERTIES;

2. ENFORCING, ATTACHING, COLLECTING OR RECOVERING BY ANY MANNER OR MEANS ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST ANY DEBTOR AND EACH OF ITS RESPECTIVE SUCCESSORS AND ASSIGNS, AND EACH OF THEIR RESPECTIVE CURRENT AND FORMER MEMBERS (INCLUDING EX OFFICIO MEMBERS), OFFICERS, DIRECTORS, EMPLOYEES, PARTNERS, ATTORNEYS, FINANCIAL ADVISORS, ACCOUNTANTS, MANAGED FUNDS, INVESTMENT BANKERS, INVESTMENT ADVISORS, ACTUARIES, PROFESSIONALS, AGENTS, AFFILIATES AND REPRESENTATIVES (EACH OF THE FOREGOING IN ITS INDIVIDUAL CAPACITY AS SUCH), AND THEIR RESPECTIVE ASSETS AND PROPERTIES;

3. CREATING, PERFECTING OR ENFORCING ANY LIEN, CLAIM OR ENCUMBRANCE OF ANY KIND AGAINST ANY DEBTOR AND EACH OF ITS RESPECTIVE CURRENT AND FORMER MEMBERS (INCLUDING EX OFFICIO MEMBERS), OFFICERS, DIRECTORS, EMPLOYEES, PARTNERS, ATTORNEYS, FINANCIAL ADVISORS, ACCOUNTANTS, MANAGED FUNDS, INVESTMENT BANKERS, INVESTMENT ADVISORS, ACTUARIES, PROFESSIONALS, AGENTS, AFFILIATES AND REPRESENTATIVES (EACH OF THE FOREGOING IN ITS INDIVIDUAL CAPACITY AS SUCH), OR THE PROPERTY OR ESTATE OF ANY OF THE FOREGOING; OR

4. ASSERTING ANY RIGHT OF SETOFF, SUBROGATION OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE FROM ANY DEBTOR OR AGAINST THE PROPERTY OR ESTATE OF ANY DEBTOR AND EACH OF ITS RESPECTIVE CURRENT AND FORMER MEMBERS (INCLUDING EX OFFICIO MEMBERS), OFFICERS, DIRECTORS, EMPLOYEES, PARTNERS, ATTORNEYS, FINANCIAL ADVISORS, ACCOUNTANTS, MANAGED FUNDS, INVESTMENT BANKERS, INVESTMENT ADVISORS, ACTUARIES, PROFESSIONALS, AGENTS, AFFILIATES AND REPRESENTATIVES (EACH OF THE FOREGOING IN ITS INDIVIDUAL CAPACITY AS SUCH), EXCEPT TO THE EXTENT SUCH RIGHT TO SETOFF, RECOUPMENT OR SUBROGATION IS ASSERTED WITH RESPECT TO A TIMELY FILED PROOF OF CLAIM.

H.	Sopris Release

NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, ON THE EFFECTIVE DATE AND EFFECTIVE AS OF THE EFFECTIVE DATE, EACH HOLDER OF A CLAIM WHO RECEIVES A DISTRIBUTION UNDER THE PLAN SHALL PROVIDE A FULL DISCHARGE AND RELEASE

(AND EACH ENTITY SO RELEASED SHALL BE DEEMED RELEASED) TO SOPRIS AND ITS AFFILIATES AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, MEMBERS, ATTORNEYS, FINANCIAL ADVISORS, ACCOUNTANTS, INVESTMENT BANKERS, INVESTMENT ADVISORS, ACTUARIES, PROFESSIONALS, AGENTS AND REPRESENTATIVES, EACH IN THEIR RESPECTIVE CAPACITIES AS SUCH, AND THEIR RESPECTIVE PROPERTY FROM ANY AND ALL CAUSES OF ACTION, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, LIQUIDATED OR UNLIQUIDATED, CONTINGENT OR NON-CONTINGENT, EXISTING AS OF THE EFFECTIVE DATE IN LAW, AT EQUITY, WHETHER FOR TORT, FRAUD, CONTRACT, VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS OR OTHERWISE, ARISING FROM OR RELATED IN ANY WAY TO THE DEBTORS, INCLUDING, WITHOUT LIMITATION, THOSE IN ANY WAY RELATED TO THE CHAPTER 11 CASES, THE PLAN, THE RIGHTS OFFERING OR THE CASH-OUT ELECTION, PROVIDED, HOWEVER, THAT THE FOREGOING “SOPRIS RELEASE” SHALL NOT OPERATE TO WAIVE OR RELEASE ANY CAUSES OF ACTION (1) ARISING FROM ANY CONTRACTUAL OBLIGATIONS; (2) EXPRESSLY SET FORTH IN AND PRESERVED BY THE PLAN, THE PLAN SUPPLEMENT OR RELATED DOCUMENTS; (3) ARISING FROM ANY OBLIGATIONS UNDER THE LOCK UP AGREEMENT OR PLAN SUPPORT AGREEMENT; OR (4) ARISING UNDER THE AMENDED AND RESTATED FIRST LIEN CREDIT AGREEMENT OR THE AMENDED AND RESTATED SECOND LIEN CREDIT AGREEMENT. NOTHING IN THIS PARAGRAPH SHALL APPLY IN ANY ACTION BROUGHT BY THE COMMISSION IN EXERCISE OF ITS POLICE AND REGULATORY POWERS AND THE COMMISSION IS DEEMED TO HAVE OPTED OUT OF THE RELEASE PROVIDED FOR IN THIS PARAGRAPH (AND ANY INJUNCTION RELATING TO SUCH RELEASES).

ARTICLE XI.

BINDING NATURE OF PLAN

THIS PLAN SHALL BIND ALL HOLDERS OF CLAIMS AND EQUITY INTERESTS, NOTWITHSTANDING WHETHER ANY SUCH HOLDERS FAILED TO VOTE TO ACCEPT OR REJECT THE PLAN OR VOTED TO REJECT THE PLAN.

ARTICLE XII.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall, after the Effective Date, retain such jurisdiction over the Chapter 11 Cases and all Entities with respect to all matters related to the Chapter 11 Cases, the Debtors and the Plan as legally permissible, including, without limitation, jurisdiction to:

1. allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim, including, without limitation, the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of any Claim;

2. grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Confirmation Date;

3. resolve any matters related to the assumption, assignment or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor or Reorganized Debtor may be liable and to adjudicate and, if necessary, liquidate, any Claims arising therefrom, including, without limitation, those matters related to any amendment to the Plan after the Effective Date to add Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be assumed;

4. ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

5. decide or resolve any motions, adversary proceedings, contested or litigated matters and any other Causes of Action that are pending as of the Effective Date or that may be commenced in the future, and grant or deny any applications involving a Debtor that may be pending on the Effective Date or instituted by the Reorganized Debtors after the Effective Date, provided that the Reorganized Debtors shall reserve the right to commence actions in all appropriate forums and jurisdictions;

6. enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all other contracts, instruments, releases, indentures and other agreements or documents adopted in connection with the Plan, the Plan Supplement or the Disclosure Statement;

7. resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan or the Plan Support Agreement; provided, however, that any dispute arising under or in connection with the Exit Facility, the Amended and Restated First Lien Credit Agreement or the Amended and Restated Second Lien Credit Agreement shall be dealt with in accordance with the provisions of the applicable document;

8. hear and determine all Causes of Action that are pending as of the Effective Date or that may be commenced in the future;

9. issue injunctions and enforce them, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan, except as otherwise provided in the Plan;

10. enforce Article X.A, Article X.B, Article X.C, Article X.D, Article X.E, Article X.F and Article X.H hereof;

11. enforce the injunction set forth in Article X.G hereof;

12. resolve any cases, controversies, suits or disputes with respect to the Debtor Release, the Third Party Release, the Exculpation, the Indemnification, the Sopris Release and other provisions contained in Article X hereof and enter such orders or take such others actions as may be necessary or appropriate to implement or enforce all such releases, injunctions and other provisions;

13. enter and implement such orders or take such others actions as may be necessary or appropriate if the Confirmation Order is modified, stayed, reversed, revoked or vacated;

14. resolve any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document adopted in connection with the Plan or the Disclosure Statement or the Plan Support Agreement; provided, however, that any dispute arising under or in connection with the Exit Facility, the Amended and Restated First Lien Credit Agreement or the Amended and Restated Second Lien Credit Agreement shall be dealt with in accordance with the provisions of the applicable document; and

15. enter an order concluding the Chapter 11 Cases.

ARTICLE XIII.

MISCELLANEOUS PROVISIONS

A.	Dissolution of Committee

After the Effective Date, the Committee shall dissolve with respect to the Debtors and its respective members shall be released and discharged from all further authority, duties, responsibilities and obligations relating to the Chapter 11 Cases; provided, however, that the Committee and their respective Retained Professionals shall be retained with respect to (1) applications Filed pursuant to sections 330 and 331 of the Bankruptcy Code, (2) motions seeking the enforcement of the provisions of the Plan and the transactions contemplated hereunder or the Confirmation Order and (3) pending appeals and related proceedings. Such Committee dissolution, release and discharge shall take place after the Effective Date upon the filing by the Committee of a notice of such dissolution, release and discharge, which notice shall be Filed no later than the latest of: (i) 30 days after the Effective Date; (ii) 30 days after any appeal of the Confirmation Order pending after the Effective Date terminates or is denied; and (iii) such other date as may be set by the Bankruptcy Court for cause.

B.	Payment of Statutory Fees

All fees payable pursuant to section 1930 of title 28 of the United States Code after the Effective Date shall be paid prior to the closing of the Chapter 11 Cases when due or as soon thereafter as practicable.

C.	Payment of Fees and Expenses of Sopris

All fees and expenses payable to Sopris associated with the restructuring described herein (including the Rights Offering), including, without limitation, the fees and expenses of Sonnenschein Nath & Rosenthal LLP, Tavenner & Beran, PC and Jefferies & Co., Inc. shall be paid in full in Cash when due.

D.	Payment of Fees and Expenses of First Lien Agents

On the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtors shall pay in full in Cash all outstanding reasonable and documented fees and expenses of the First Lien Agents and their advisors (including, without limitation, the fees and expenses of Skadden, Arps, Slate, Meagher & Flom, LLP, McGuire Woods LLP and Houlihan Lokey Howard & Zukin).

E.	Payment of Fees and Expenses of Second Lien Administrative Agent, Second Lien Collateral Agent and Indenture Trustees

On the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtors shall pay in full in Cash all outstanding reasonable and documented fees and expenses (provided that reasonably detailed invoices and not full fee applications shall be required) of (1) the Second Lien Administrative Agent and the Second Lien Collateral Agent and their advisors (including, without limitation, the fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, Venable LLP and Blackstone Advisory Services LP) and (2) the Indenture Trustees and their advisors.

F.	Modification of Plan

Effective as of the date hereof and subject to the limitations and rights contained in the Plan, the Lock Up Agreement and the Plan Support Agreement, respectively: (a) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order; and (b) after the entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as applicable, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan. Any such modification shall be subject to the approval rights set forth in the Plan Support Agreement.

G.	Revocation of Plan

The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to File subsequent chapter 11 plans. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan and any document or agreement executed pursuant hereto shall be deemed null and void except as may be set forth in a separate order entered by the Bankruptcy Court; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims by or against, or any Equity Interests in, such Debtor or any other Entity; (b) prejudice in any manner the rights of the Debtors or any other Entity; or (c) constitute an admission, acknowledgement, offer or undertaking of any sort by the Debtors or any other Entity.

H.	Successors and Assigns

The rights, benefits and obligations of any Entity named or referred to herein shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Entity.

I.	Reservation of Rights

Except as expressly set forth herein, the Plan shall have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order. Neither the filing of the Plan, any statement or provision contained herein, nor the taking of any action by a Debtor or any other Entity with respect to the Plan shall be or shall be deemed to be an admission or waiver of any rights of: (1) any Debtor with respect to the Holders of Claims or Equity Interests or other Entity; or (2) any Holder of a Claim or an Equity Interest or other Entity prior to the Effective Date.

J.	Section 1146 Exemption

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant hereto shall not be subject to any stamp tax or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such tax or governmental assessment. Such exemption specifically applies, without limitation, to all documents necessary to evidence and implement the provisions of and the distributions to be made under the Plan, including the Exit Facility, the Amended and Restated First Lien Credit Agreement (and the providing of security therefor), the Amended and Restated Second Lien Credit Agreement (and the providing of security therefor), the Backstop Rights Purchase Agreement, the issuance of New Common Stock and Warrants, the Warrant Agreement, the transfer of the Litigation Trust Assets to the Litigation Trust, the transfer of owned and leased real property interests to MG Real Estate as provided for in Article VI.A.7 hereof and the maintenance or creation of security therein as contemplated by the Exit Facility, the Amended and Restated First Lien Credit Agreement and the Amended and Restated Second Lien Credit Agreement.

K.	Financial Reporting

The Reorganized Debtors shall make periodic filings with the Commission to the extent required by applicable law, and shall otherwise prepare reports to be available to shareholders, including an annual audit of financials, which reports also shall be the same or substantially similar in content to the reports required of a company that must make public reports under sections 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended. Such reports further shall be made available to shareholders through the maintenance of a readily accessible website.

L.	Further Assurances

The Debtors or the Reorganized Debtors, as applicable, all Holders of Claims receiving distributions hereunder and all other Entities shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan or the Confirmation Order.

M.	Severability

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision then will be applicable as altered or interpreted, provided that any such alteration or interpretation must be in form and substance reasonably acceptable to the Debtors and Sopris and as provided for in the Plan Support Agreement; provided, further, that the Debtors or Sopris may seek an expedited hearing before the Bankruptcy Court to address any objection to any such alteration or interpretation of the foregoing. Notwithstanding any such order by the Bankruptcy Court, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

N.	Service of Documents

Any pleading, notice or other document required by the Plan to be served on or delivered to the Debtors shall be sent by overnight mail to:

Movie Gallery, Inc.

Attn: Legal Department

900 West Main Street

Dothan, Alabama 36301

with copies to:

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, Illinois 60601

Attn: Anup Sathy, P.C., Marc J. Carmel and Ross M. Kwasteniet

O.	Filing of Additional Documents

On or before the Effective Date, the Debtors may File with the Bankruptcy Court all agreements and other documents that may be necessary or appropriate to effectuate and further evidence the terms and conditions hereof.

Dated: February 15, 2008

Respectfully submitted,

MOVIE GALLERY, INC.

By:	/s/ S. Page Todd
Its:	Executive Vice President, Secretary and General Counsel

HOLLYWOOD ENTERTAINMENT CORPORATION

By:	/s/ S. Page Todd
Its:	Executive Vice President, Secretary and General Counsel

M.G. DIGITAL, LLC

By:	/s/ S. Page Todd
Its:	Executive Vice President, Secretary and General Counsel

M.G.A. REALTY I, LLC

By:	/s/ S. Page Todd
Its:	Executive Vice President, Secretary and General Counsel

MG AUTOMATION LLC

By:	/s/ S. Page Todd
Its:	Executive Vice President, Secretary and General Counsel

MOVIE GALLERY US, LLC

By:	/s/ S. Page Todd
Its:	Executive Vice President, Secretary and General Counsel

EXHIBIT A

FIRST LIEN TERM SHEET

REVISED

Amended and Restated First Lien Credit Agreement Term Sheet

This Term Sheet outlines the treatment of the First Lien Claims under the Plan. Certain capitalized terms used herein are defined in the Plan or the First Lien Credit Agreement, as applicable.

Amendment and Restatement:	On but subject to the occurrence of the Effective Date, the First Lien Credit Agreement shall be amended and restated in the form of the Amended and Restated First Lien Credit Agreement to reflect the terms set forth herein. Such amendment and restatement shall not constitute a prepayment of the obligations under the First
Lien Credit Agreement.

Facilities:	The Amended and Restated First Lien Credit Agreement shall provide for:

• $597 million in Term Loan obligations; and

• $25 million Synthetic Letters of Credit commitments, unless forming part of the Exit Facility.

The Exit Facility shall be on commercially reasonable terms for similar transactions reasonably acceptable to the Debtors, Sopris and the Lenders under the First Lien Credit Agreement as determined by a class vote on the Plan.

Term Loan Interest Rate:	The Term Loan shall constitute a Eurodollar Rate Loan.
The Term Loan shall bear interest at the Adjusted Eurodollar Rate plus 1000 basis points, payable as follows:

•     cash at the Adjusted Eurodollar Rate plus 725 basis points beginning on the Effective Date; increasing by 25 basis points on the first anniversary of the Effective Date, with additional 25 basis point increases at the end of each six-month period following the first anniversary; and

•     payment-in-kind (“PIK”) interest of 275 basis points beginning on the Effective Date; decreasing (correspondingly with the increases in cash interest) by 25 basis points on the first anniversary of the Effective Date, with additional 25 basis point decreases at the end of each six-month period following the first anniversary.

Synthetic Letter of Credit Fees:	Letter of credit fees payable to First Lien Lenders having Synthetic LC Deposits shall be calculated using the Adjusted Eurodollar Rate plus 575 basis points.

Additional Fees:	Borrower shall pay on the Effective Date a cash fee equal to 1.75% of the then existing Term Loan obligations and a PIK fee equal to 0.75% of the then existing Term Loan obligations.

Additional cash fees equal to (i) 0.5% of the principal amount of the then

1

existing Term Loan obligations shall be earned, due and paid on the 18 month anniversary of the Effective Date and (ii) 0.5% of the principal amount of the then existing Term Loan obligations shall be earned, due and paid on the 24 month anniversary of the Effective Date.

Existing call protection will be deleted.

Catch-Up Payment:	All unpaid interest and fees owed under the Final DIP Order to the First Lien Lenders through the Effective Date shall be paid on the Effective Date.

Mandatory Prepayments:	In addition to the existing annual excess cash flow sweep (which annual cash flow sweep for the first year after the Effective Date will be modified to permit the Borrower to maintain $50 million of cash net of revolver borrowings and with reserve for subsequent quarter’s interest obligations) and mandatory prepayment provisions:

• Quarterly cash sweeps of any cash in excess of $50 million, net of revolver borrowings and with reserve for subsequent quarter’s interest obligations.

• 100% of net cash proceeds from the sale or divesture of Game Crazy.

The Borrower shall pay all remaining obligations under the Amended and Restated First Lien Credit Agreement no later than 90 days after the payment obligations under the Amended and Restated First Lien Credit Agreement are reduced to $20 million or less.

Covenants:	Bank EBITDA Minimum Covenant Levels:

The financial covenants (Interest Coverage, First Lien Leverage Ratio and Secured Leverage Ratio) shall be amended to provide that Borrower shall be in compliance so long as it achieves (i) for fiscal 2008, the Consolidated Adjusted EBITDA (“Bank EBITDA”) levels outlined below, (ii) 70% of Bank EBITDA as reflected in the Updated Business Plan for the first 12 months after the Effective Date, (iii) 75% of Bank EBITDA as reflected in the Updated Business Plan for the period that is 13-24 months after the Effective Date, and (iv) 80% of Bank EBITDA as reflected in the Updated Business Plan for periods more than 24 months after the Effective Date. Maximum Consolidated Capital Expenditures shall be amended to provide for compliance at 30%, 25% and 20% cushion (“Base Consolidated Capital Expenditures”), respectively, of the Updated Business Plan numbers for such 12 month, 13-24 month and subsequent periods after the Effective Date; provided, however, that if the Borrower is meeting or exceeding projected TTM Bank EBITDA, the Maximum Consolidated Capital Expenditures shall be increased to the greater of (i) Base Consolidated Capital Expenditures or (ii) $50.0 million less cumulative actual Consolidated Capital Expenditures incurred after the Effective Date. As used herein, the term “Updated Business Plan” refers to the Business Plan delivered by the Debtors on January , 2008 (which Updated Business Plan must be reasonably acceptable to the First Lien Steering Committee and prepared consistently with the 2008 Business Plan).

2

In no event shall projected Bank EBITDA in the Updated Business Plan for the 2009 through 2011 years be less than the Bank EBITDA for 2008 set forth in the 2008 budget released to Sopris and the First Lien Steering
Committee on December 18, 2007 (the “December 18, 2007 Budget”), it being understood that the Bank
EBITDA for 2008 set forth in the December 18, 2007 Budget is acceptable to the First Lien Steering
Committee.

Fiscal 2008 Bank EBITDA Minimum Covenant Levels:

Bank EBITDA shall be calculated for the periods ending June, September and December, 2008, as follows:

(i) For the period ending June 2008, by reference to actual Bank EBITDA as reported by the Borrower for the period from and including July 2007 through and including March 2008, plus $5,933,140;

(ii) For the period ending September 2008, by reference to actual Bank EBITDA as reported by the Borrower for the period from and including October 2007 through and including March 2008, plus $29,105,345; and

(iii) For the period ending December 2008, by reference to actual Bank EBITDA as reported by the Borrower for the period from and including January 2008 through and including March, 2008, plus $68,737,368.

The dollar amounts specified above, as specified in the Borrower’s 2008 Budget dated as of December 17, 2007 (which 2008 Budget must be reasonably acceptable to the First Lien Steering Committee), shall be modified to reflect changes in accounting principles and estimates utilized by the Borrower in calculating Bank EBITDA, as permitted by GAAP.

Calculation:

The existing definition of Consolidated Adjusted EBITDA shall be revised such that adjustments for any accounting changes related to a change in the salvage value of rental inventory shall have a neutral impact on the calculation of Consolidated Adjusted EBITDA.

Reporting:	In addition to existing reporting obligations:

• Borrower shall deliver monthly operating reports for each month after the Effective Date, to be due no later than [30] days after the end of each month.

•     Borrower shall convene, at dates and times agreed to by the Administrative Agent, quarterly conference calls or meetings (based on fiscal quarters) with “restricted” First Lien Lenders, with the first such quarterly call to be held no later than six months following the Effective Date.

3

Collateral:	To provide additional collateral support, Borrower shall create a new real estate subsidiary into which all real estate leases shall be transferred as of the Effective Date, and Borrower shall grant First Lien Lenders a lien on the stock of the new real estate subsidiary.

Priority of Exit Facility:	The Exit Facility shall consist of a “first out” revolving facility in the principal amount of $100 million, or $125 million to the extent such incremental additional amount is used to refinance the Synthetic Letter of Credit Facility, such that the proceeds of the collateral securing the obligations owed to the First Lien Lenders under the Amended and Restated First Lien Credit Agreement and the obligations owed to the revolving lenders under the Exit Facility shall, upon and following acceleration of such obligations and liquidation of such collateral, be applied first to the obligations of the revolving lenders.

Conforming Amendments:	Other terms and provisions of the First Lien Credit Agreement shall be amended as necessary to conform to the amendments required by this Term Sheet and as may be agreed by the First Lien Lenders, the Borrower and Sopris. The Amended and Restated First Lien Credit Agreement shall otherwise be on the same terms as the First Lien Credit Agreement.

Second Lien Issues:	The Second Lien Lenders shall be required to PIK interest while any of the Obligations under the Amended and Restated First Lien Credit Agreement remain outstanding, including PIK interest for any amounts for interest owed prepetition.

Subject to amendments necessary to conform to the terms of the Amended and Restated First Lien Credit Agreement and the Amended and Restated Second Lien Credit Agreement, the Intercreditor Agreement between the First Lien Lenders and the Second Lien Lenders shall remain in full force and effect.

4

EXHIBIT B

SECOND LIEN TERM SHEET

AMENDED AND RESTATED SECOND LIEN CREDIT AGREEMENT TERM SHEET

This Term Sheet outlines the treatment of the Second Lien Claims under the Plan. Certain capitalized terms used herein are defined in the Plan.

1.	On the Effective Date, holders of Second Lien Claims (other than the Sopris Second Lien Claims) shall receive, in respect of the default occurring as a result of the Company’s failure to pay the cash interest payment due on September 10, 2007 under the Second Lien Credit Agreement, payment in kind of all amounts due in connection with such default (which amounts shall bear interest as provided for in paragraph 2 below).

2.	For all interest periods beginning September 10, 2007 through and including the Effective Date (the Initial PIK Period”), the Company will elect to pay “PIK Interest” (as such term is defined in the Second Lien Credit Agreement). During the Initial PIK Period, interest will accrue as Base Rate Loans (as defined in the Second Lien Credit Agreement), plus the existing PIK margin increase (“PIK Margin”) of 75 basis points and the default margin increase of 200 basis points.

3.	Holders of Allowed Reinstated Second Lien Claims (other than the Sopris Second Lien Claims) shall receive their pro-rata share of Company obligations to be established under the Amended and Restated Second Lien Credit Agreement. The Amended and Restated Second Lien Credit Agreement shall provide as follows (and any inconsistent provisions in the Second Lien Credit Agreement shall not be included in the Amended and Restated Second Lien Credit Agreement):

•	The initial principal balance of the Amended and Restated Second Lien Credit Agreement shall include all amounts referred to in paragraphs 1 and 2 above.

•

The Amended and Restated Second Lien Credit Agreement shall bear interest at a PIK Interest rate equal to the Adjusted Eurodollar Rate (as defined in the Second Lien Credit Agreement) plus 1275 basis points beginning on the Effective Date; increasing by 25 basis points on the first anniversary of the Effective Date, with additional 25 basis point increases at the end of each six-month period following the first anniversary.

•

Notwithstanding the foregoing, in the event all of the then-existing First Lien debt is refinanced, the Company will be required to conduct a quarterly test of the Interest Coverage Ratio (as defined in the First Lien Credit Agreement) based on trailing twelve month results. In the event the Interest Coverage Ratio, pro forma for the effect of the conversion of Second Lien interest to cash pay, exceeds 2.0x, the Company would be required to pay Second Lien interest in cash in the subsequent quarter at a revised interest rate equal to the Adjusted Eurodollar Rate plus 800 basis points. It shall be an immediate event of default (not subject to any grace and/or cure periods) under the Amended and Restated Second Lien Credit Agreement if the Reorganized Debtors fail to pay all of their obligations under the Amended and Restated First Lien Credit Agreement within 90 days after the payment obligations under the Amended and Restated First Lien Credit Agreement are reduced to $20 million or less.

•

Additional deferred fees equal to 0.5% of the principal amount of the then existing Second Lien obligations shall be earned, due and paid in kind on the 18 month anniversary of the Effective Date. Additional fee equal to 0.5% of the then existing Second Lien obligations shall be earned, due and paid in kind on the 24 month anniversary of the Effective Date.

•

The reorganized Company shall be prohibited from paying any cash dividends until such time as the obligations under the Amended and Restated Second Lien Credit Agreement have been satisfied in full in cash.

4.	The Amended and Restated Second Lien Credit Agreement shall otherwise be on the same terms as the Second Lien Credit Agreement (provided that any terms that are inconsistent with the terms contained in this Amended and Restated Second Lien Credit Agreement Term Sheet shall not be included in the Amended and Restated Second Lien Credit Agreement) and contain such other terms as are reasonably acceptable to Sopris and the Second Lien Requisite Holders (as defined in the Plan Support Agreement) (excluding those Second Lien Claims hold by Sopris for the purpose of this paragraph 4 only) and the First Lien Requisite Holders (as defined in the Plan Support Agreement).

EXHIBIT C

RIGHTS OFFERING TERM SHEET

MOVIE GALLERY, INC. ET AL.

RIGHTS OFFERING TERM SHEET1

Term	Description
Plan Sponsor	The Debtors in In re Movie Gallery, Inc.,[2] Case No. 07-33849, in the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division (the “Bankruptcy Court”).

Backstop Party	The “Backstop Party” means investment Entities affiliated with Sopris Capital Advisors LLC (collectively, “Sopris”). The Backstop Party shall fund the Rights Offering Amount to the extent the Rights Offering is not fully subscribed on the terms set forth in this rights offering term sheet (this “Rights Offering Term Sheet”). One hundred percent (100%) of the Backstop Commitment shall be undertaken by the Backstop Party.

Rights Offering	A Rights Offering shall be made pursuant to, and in accordance with the terms set forth in this Rights Offering Term Sheet, the Joint Plan of Reorganization of Movie Gallery, Inc. and Its Debtor Subsidiaries Under Chapter 11 of the Bankruptcy Code (the “Plan”) and the Plan Support Agreement dated as of December 21, 2007, by and among the Debtors, Sopris, the Consenting First Lien Holders, the Consenting Second Lien Holders and the Consenting 11% Senior Note Holders (the “Plan Support Agreement”).

“Rights Offering” means the equity rights offering for the Rights Offering Amount backstopped by Sopris as contemplated by this Rights Offering Term Sheet and the Plan, and on terms reasonably acceptable to the Backstop Party.

Rights Offering Amount	The amount of the Rights Offering shall be $50 million (the “Rights Offering Amount”) as set forth in the Plan, which amount shall be deposited in an escrow account in accordance with the escrow agreement contemplated by the Plan Support Agreement. The number of shares of New Common Stock to be sold pursuant to the Rights Offering (the “Rights Offering Shares”) shall be calculated according to the Rights Offering Equity Allocation as set forth in the Plan.

Effective Date	The “Effective Date” shall have the meaning set forth in the Plan.

Participation in Rights Offering	Each eligible Holder of 11% Senior Notes (each, a “Rights Offering Participant”) may participate in the Rights Offering by purchasing that number of Rights Offering Shares equal to its proportionate ownership of

[1]	Capitalized terms not defined herein shall have the meaning ascribed to them in the Plan. In the event of any contradiction, the Plan shall apply.
[2]	The Debtors in these proceedings are: Movie Gallery, Inc.; Hollywood Entertainment Corporation; M.G. Digital, LLC; M.G.A. Realty I, LLC; MG Automation LLC; and Movie Gallery US, LLC.

Term	Description
the 11% Senior Notes. Sopris irrevocably commits to participate in the Rights Offering by purchasing that number of Rights Offering Shares equal to its current proportionate ownership of the 11% Senior Notes (currently estimated to be $175.3 million in principal amount) (the “Sopris Senior Notes Commitment”).

Exercise Price	The purchase price per share of the Rights Offering Shares will be determined by dividing the Rights Offering Amount by the number of Rights Offering Shares (the “Exercise Price”).

Dilution	All shares of New Common Stock issued as of the Effective Date shall be subject to dilution by the Management and Director Equity Incentive Program and any other subsequent issuances of shares of New Common Stock.

Transferability	The right to participate in the Rights Offering shall be non-detachable from the 11% Senior Notes. Accordingly, Rights Offering Participants may not separately transfer their right to participate in the Rights Offering.

Backstop Commitment	The Backstop Party will purchase all Rights Offering Shares in excess of the Sopris Senior Notes Commitment, at the Exercise Price, that are not purchased by the Rights Offering Participants as part of the Rights Offering (the “Backstop Commitment”).

The “Backstop Rights Purchase Agreement” means an agreement setting forth the terms and conditions of the Rights Offering and the Backstop Commitment of the Backstop Party, reasonably acceptable to the Backstop Party and consistent with the terms set forth in this Rights Offering Term Sheet. The form of the Backstop Rights Purchase Agreement shall be filed in advance of the deadline for filing objections to the disclosure statement for the Plan.

Registration Rights	On the Effective Date, the Debtors will provide demand and piggy-back registration rights (together, the “Registration Rights”) with respect to the Rights Offering Shares.

The “Registration Rights Agreement” means an agreement setting forth the terms and conditions of the Registration Rights, acceptable to the Backstop Party and consistent with the terms set forth in this Rights Offering Term Sheet. The form of the Registration Rights Agreement shall be filed in advance of the deadline for filing objections to the approval of the disclosure statement for the Plan.

Treatment Under Section 1145	Rights Offering Shares will be exempt from registration under the Securities Act of 1933 by virtue of Section 4(2) thereof or Regulation D promulgated thereunder. Those shares will be exempted under section 1145 of the Bankruptcy Code to the extent applicable.

Commitment Fee	The Debtors will pay the Backstop Party a Commitment Fee equal to 2.3% of the Rights Offering Amount on the Effective Date (the “Commitment Fee”). The Commitment Fee shall be paid in the form of New Common

2

Term	Description
Stock and the number of shares issued in connection therewith shall be a percentage of the New Common Stock to be issued on the Effective Date in a percentage equal to the amount of the Commitment Fee divided by the Adjusted Equity Value.

Debtors’ Representations and Warranties	The Backstop Rights Purchase Agreement shall contain the following representations and warranties of the Debtors:
• corporate good standing;

• requisite corporate power and authority;

• delivery of documents;

• due issuance and authorization of New Common Stock;

• no governmental consents;

• no conflicts; and

• other customary representations and warranties.

Backstop Party’s Representations and Warranties	The Backstop Rights Purchase Agreement shall contain the following representations and warranties of the Backstop Party:
• corporate good standing;

• requisite corporate power and authority;

• acknowledgement of obligations under the Backstop Rights Purchase Agreement;

• acknowledgement of no registration under the Securities Act of 1933;

• acquiring Rights Offering Shares for investment purposes, and not with a view to distribution in violation of the Securities Act of 1933;

• delivery of documents;

• accredited investor;

• due diligence has been performed; and

• other customary representations and warranties.

Expense Reimbursements	The “Expense Reimbursements” means all reasonable and documented fees and expenses of the Backstop Party associated with the Rights Offering and the transactions contemplated by the Plan, including but not limited to the fees of Sonnenschein Nath & Rosenthal LLP, Jeffries & Co., Inc. and Tavenner & Beran, P.C., and shall not include any amounts incurred after termination of the Backstop Rights Purchase Agreement or the Lock Up, Voting and Consent Agreement dated as of October 14, 2007 (the “Lock Up Agreement”), by and among the Debtors, the Consenting Second Lien Holders and the Consenting 11% Senior Note Holders (as each such term is defined in the Lock Up Agreement).

3

Term	Description
Conditions to Backstop Commitment	The Backstop Commitment will be subject to the following conditions precedent (the “Conditions Precedent”):

•     the disclosure statement accompanying the Plan and the Plan shall be materially consistent with the terms of the Backstop Rights Purchase Agreement, and must be reasonably acceptable to the Backstop Party;

•     an order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code (the “Confirmation Order”) that is reasonably acceptable to the Backstop Party must have been entered by the Bankruptcy Court and no order staying the Confirmation Order may be in effect;

• the waiting period (and any extension thereof) applicable to the Plan under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) shall have been terminated or shall have expired;

•     the Debtors shall have timely paid all Expense Reimbursements on a continuing basis or within thirty (30) days after the Backstop Party notifies the Debtors of their failure to pay such Expense Reimbursements; provided that in the event the parties in good faith dispute whether the amount of such Expense Reimbursements is “reasonable,” the Debtors shall separate the disputed amount (each, a “Disputed Expense Reimbursement Amount”) and pay the remainder pursuant to the terms hereof;

•     execution of all documents arising from or related to the Rights Offering and the Restructuring (as defined in the Plan Support Agreement) (including, without limitation, if requested by the Backstop Party, a stockholders agreement), which documents must be reasonably satisfactory to the Backstop Party; and

• the Plan Support Agreement has not been terminated, whether by occurrence of a Termination Event (as defined in the Plan Support Agreement) or otherwise.

The Backstop Commitment will not be conditioned on any of the following:

• due diligence;

• any cap or restriction on the amount of allowed unsecured claims against the Debtors;

• any Disputed Expense Reimbursement Amounts; and

•     occurrence of any event that is reasonably likely to be materially adverse to the business, operations, assets, liabilities, financial condition or results of operation of the Debtors, taken as a whole.

Expiration of Backstop Rights Purchase Agreement	The Backstop Rights Purchase Agreement shall expire upon termination of the DIP Credit Agreement, as it may be extended from time to time.

4

Term	Description
Termination of Backstop Rights Purchase Agreement	The Backstop Party will have the right, but not the obligation, to terminate the Backstop Rights Purchase Agreement (the “Backstop Party Termination Rights”) if:
• the Debtors file any pleading or document with the Bankruptcy Court with respect to a Topping Proposal (as defined in the Plan Support Agreement);

•     the Debtors fails to pay any requested Expense Reimbursement to the Backstop Party within thirty days after the Backstop Party notifies the Debtors of their failure to pay such Expense Reimbursement; provided that, in the event that the parties dispute whether amounts are “reasonable,” the Debtors shall separate the disputed amount and pay the remainder pursuant to the terms hereof; or

•     the Plan Support Agreement has been terminated by reason of the occurrence of a Termination Event (as defined in the Plan Support Agreement, other than with respect to a Termination Event arising under section 8.1(k) of the Plan Support Agreement due to a breach by Sopris) or otherwise.

The Debtors will have the right, but not the obligation, to terminate the Backstop Rights Purchase Agreement (the “Debtors Termination Rights”) if the Backstop Party materially breaches the Backstop Rights Purchase Agreement, and that breach is not cured after a notice period of five (5) business days (which may be extended by the Debtors) during which the breaching Backstop Party may negotiate in good faith regarding any such cure.

[Nothing further on this page]

5